UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.                )

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LPL Financial Holdings Inc.

(Name of Registrant as Specified In Its Charter)

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2022 ANNUAL MEETING OF STOCKHOLDERS

Notice and Proxy Statement

LPL Financial

Member FINRA/SIPC

April 8, 2022

Dear Fellow Stockholders:

It is my pleasure to invite you to attend the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of LPL Financial Holdings Inc. The meeting will be held on Wednesday, May 18, 2022, at 8:00 a.m., local time, at our offices located at 1055 LPL Way, Fort Mill, South Carolina 29715. Holders of record of our common stock as of March 21, 2022 are entitled to notice of and to vote at the Annual Meeting. The Notice of Annual Meeting of Stockholders and the proxy statement that follow describe the business to be conducted at the meeting.

Consistent with our focus on sustainability, we are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders through the internet. We believe this approach allows us to reduce the environmental impact of the Annual Meeting while expediting your receipt of these materials and lowering our costs of delivery. If you would like us to send you printed copies of our proxy statement and accompanying materials, we will be happy to do so upon your request at no charge. For more information, please refer to the Notice Regarding the Availability of Proxy Materials that we mailed to holders of record on or about April 8, 2022.

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

You are welcome to attend the Annual Meeting. However, even if you plan to attend, please vote your shares promptly to ensure they are represented at the meeting in the event you later decide not to attend in person. You may submit your proxy through the internet or by telephone, as described in the following materials, or if you request printed copies of these materials, by completing and signing the proxy card and returning it in the envelope provided. If you decide to attend the Annual Meeting and wish to change your proxy, you may do so automatically by voting at the meeting.

Please refer to page 2 of the accompanying proxy statement for further information concerning attendance.

On behalf of the Board of Directors, I thank you for your continued support of LPL Financial Holdings Inc.

Sincerely,

James S. Putnam Chair

Notice of Annual Meeting of Stockholders

Time and Date	8:00 a.m., local time, on Wednesday, May 18, 2022

Items of Business

(1) Elect the nine nominees named in the proxy statement to the Board of Directors of LPL Financial Holdings Inc. (the “Company”);

(2) Ratify the appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022;

(3) Approve, in an advisory vote, the compensation paid to the Company’s named executive officers; and

(4) Consider and act upon any other business properly coming before the 2022 annual meeting of stockholders (the “Annual Meeting”) and at any adjournment or postponement thereof.

Location	LPL Financial Holdings Inc. 1055 LPL Way Fort Mill, South Carolina 29715

Record Date	Stockholders of record as of 5:00 p.m., Eastern Time, on March 21, 2022 (the “Record Date”) will be entitled to vote at the Annual Meeting and any postponements or adjournments thereof.

Information relating to the matters to be considered and voted on at the Annual Meeting is set forth in the proxy statement accompanying this Notice.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY BY FOLLOWING THE INSTRUCTIONS SET FORTH IN THE FOLLOWING MATERIALS. YOU MAY VOTE YOUR SHARES AND SUBMIT A PROXY THROUGH THE INTERNET OR BY TELEPHONE AS DESCRIBED HEREIN OR, IF YOU REQUESTED PRINTED COPIES OF THESE MATERIALS, BY SIGNING AND RETURNING A PROXY CARD.

By Order of the Board of Directors,

Gregory M. Woods Secretary

Boston, Massachusetts

April 8, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2022: THE PROXY STATEMENT, THE PROXY CARD AND LPL FINANCIAL HOLDINGS INC.’S 2021 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT WWW.LPL.COM. ADDITIONALLY, IN ACCORDANCE WITH SECURITIES AND EXCHANGE COMMISSION RULES, YOU MAY ACCESS THESE MATERIALS ON THE WEBSITE INDICATED IN THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

Proxy Statement Summary

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting.

2022 Annual Meeting of Stockholders

Time and Date	8:00 a.m., local time, on Wednesday, May 18, 2022

Location	LPL Financial Holdings Inc. 1055 LPL Way Fort Mill, South Carolina 29715

Record Date	5:00 p.m., Eastern Time, on March 21, 2022

Voting	Stockholders as of the Record Date are entitled to one vote per share on each matter to be voted upon at the Annual Meeting.

Entry

We invite all stockholders to attend the Annual Meeting. If you attend the Annual Meeting, you will be required to present valid picture identification, such as a driver’s license or passport. If your shares are held in “street name,” you will also need to bring a brokerage account statement or letter from your broker, bank or other intermediary reflecting stock ownership as of the Record Date in order to be admitted to the Annual Meeting.

We continue to be mindful of the public health concerns posed by the COVID-19 pandemic. In-person attendance will require compliance with protocols consistent with then-applicable federal, state and local guidelines, mandates or recommendations, as well as any additional Company health and safety protocols in place at the time of the Annual Meeting. These requirements may include the use of face coverings, temperature checks, proof of vaccination or appropriate social distancing, or additional procedures or limitations on meeting attendees. We plan to announce any such protocols on the “Investor Relations” section of our website at www.lpl.com.

Individuals should not attend the Annual Meeting if they are not feeling well, have had close contact with someone who has tested positive for COVID-19 or think they may have been exposed to COVID-19. The Company reserves the right to deny entry into the Annual Meeting if a shareholder or guest does not comply with the Company’s health and safety protocols.

Voting Proposals

Proposal	Board Recommendation	Page Reference

Proposal 1: Election of Directors	FOR all nominees	7

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as Our Independent Registered Public Accounting Firm	FOR	66

Proposal 3: Approval, in an Advisory Vote, of the Compensation Paid to Our Named Executive Officers	FOR	69

General Information	1
General Information About Corporate Governance and the Board of Directors	6
Proposal 1: Election of Directors	7
Information Regarding Board and Committee Structure	17
Board of Directors Compensation	28
Compensation Discussion and Analysis	30
Report of the Compensation and Human Resources Committee of the Board of Directors	49
Compensation of Named Executive Officers	50
Security Ownership of Certain Beneficial Owners and Management	63
Certain Relationships and Related Party Transactions	65
Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as Our Independent Registered Public Accounting Firm	66
Report of the Audit Committee of the Board of Directors	68
Proposal 3: Approval, in an Advisory Vote, of the Compensation Paid to Our Named Executive Officers	69
Stockholder Proposals and Other Matters	71
Other Information	73
Appendix A: Non-GAAP Financial Measures	74

General Information

LPL FINANCIAL HOLDINGS INC.

Proxy Statement

2022 Annual Meeting of Stockholders

General Information

Introduction

This proxy statement and the accompanying Notice of Annual Meeting of Stockholders are being furnished to the holders of common stock, $0.001 par value per share (the “Common Stock”), of LPL Financial Holdings Inc., a Delaware corporation (the “Company,” “we” or “our”), in connection with the Company’s 2022 annual meeting of stockholders (the “Annual Meeting”).

As a stockholder of the Company as of 5:00 p.m. Eastern Time on March 21, 2022 (the “Record Date”), you are entitled and requested to vote on the items of business described in this proxy statement.

The Annual Meeting will be held on Wednesday, May 18, 2022 at the offices of the Company, 1055 LPL Way, Fort Mill, South Carolina 29715 at 8:00 a.m., local time.

We invite all stockholders to attend the Annual Meeting. Please see “Attending the Annual Meeting” below for instructions if you plan to attend.

Notice of Internet Availability of Proxy Statement and Annual Report

As permitted by the Securities and Exchange Commission (the “SEC”), we are making this proxy statement, the accompanying proxy card and our 2021 annual report on Form 10-K (the “Annual Report”) available to our stockholders electronically through the internet in lieu of mailing printed copies to each record holder of Common Stock as of the Record Date. You will not receive a printed copy of our proxy materials unless you request one, which we will deliver free of charge. On or about April 8, 2022, a Notice Regarding the Availability of Proxy Materials (the “Notice”) was mailed to stockholders of record as of the Record Date. The Notice instructs you as to how to access and review through the internet all of the important information contained in these proxy materials or request a printed copy. The Notice also instructs you as to how you may vote your proxy.

The Notice, this proxy statement, the Annual Report and the proxy card are also available through the internet at www.proxyvote.com. You will need your 16-digit control number located on the Notice or your proxy card in order to access the materials. The website does not use “cookies” to track or identify visitors to the website.

Record Date, Shares Outstanding and Quorum

Stockholders of record as of the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 80,057,022 outstanding shares of Common Stock.

A list of stockholders of record as of the Record Date will be available at the Annual Meeting. In addition, you may contact our corporate secretary, at LPL Financial Holdings Inc., 75 State Street, 22nd Floor, Boston, Massachusetts 02109, to make arrangements to review a copy of the stockholder list at our offices, for any purpose germane to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., local time, on any business day from May 8, 2022 up to the time of the Annual Meeting.

A quorum at the Annual Meeting will consist of the presence, in person or by proxy, of a majority of shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Both abstentions and broker non-votes will be counted as present in determining the presence of a quorum. A “broker non-vote” is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner on a particular matter with respect to which the broker or other nominee does not have discretionary voting power. Brokers have the discretion to vote their clients’ proxies only on routine matters. At the Annual Meeting, only the ratification of our auditors is a routine matter. Each share of Common Stock is entitled to one vote.

2022 Proxy Statement	1

General Information

Attending the Annual Meeting

We invite all stockholders as of the Record Date to attend the Annual Meeting. If you are a record holder of our Common Stock, which means that your shares are represented by ledger entries in your own name directly registered with our transfer agent, Computershare Shareowner Services, please bring valid picture identification with you to the Annual Meeting to allow us to verify your ownership. If your Common Stock is held in “street name,” which means that the shares are held for your benefit in the name of a broker, bank or other intermediary, please also bring a brokerage account statement or letter from your broker, bank or other intermediary reflecting stock ownership in order to be admitted to the Annual Meeting. Please note that if you hold your Common Stock in street name, you may not vote your shares in person unless you obtain a legal proxy from your broker giving you the right to vote the shares at the Annual Meeting.

We continue to be mindful of the public health concerns posed by the COVID-19 pandemic. In-person attendance will require compliance with protocols consistent with then-applicable federal,

state and local guidelines, mandates or recommendations, as well as any additional Company health and safety protocols in place at the time of the Annual Meeting. These requirements may include the use of face coverings, temperature checks, proof of vaccination or appropriate social distancing, or additional procedures or limitations on meeting attendees. We plan to announce any such protocols on the “Investor Relations” section of our website at www.lpl.com.

Individuals should not attend the Annual Meeting if they are not feeling well, have had close contact with someone who has tested positive for COVID-19 or think they may have been exposed to COVID-19. The Company reserves the right to deny entry into the Annual Meeting if a shareholder or guest does not comply with the Company’s health and safety protocols.

Items of Business to be Voted upon at the Annual Meeting

◾  To elect each of the nine nominees named in this proxy statement to the Board of Directors of the Company (the “Board of Directors” or the “Board”) for a term to end at our annual meeting of stockholders in 2023;

◾  To ratify the appointment of Deloitte & Touche LLP by the audit committee of the Board of Directors (the “Audit Committee”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022;

◾ To approve, in an advisory vote, the compensation paid to the Company’s named executive officers; and

◾ To consider and act upon any other business properly coming before the Annual Meeting and at any adjournment or postponement thereof.

2	2022 Proxy Statement

General Information

Manner of Voting

If you are a holder of record of our Common Stock as of the Record Date, you may vote in one of the following ways:

By Internet: by following the internet voting instructions included in the proxy card and Notice at any time up until 11:59 p.m., Eastern Time, on May 17, 2022.
By Telephone: by following the telephone voting instructions included in the proxy card and Notice at any time up until 11:59 p.m., Eastern Time, on May 17, 2022.

By Mail: by marking, dating and signing your printed proxy card (if received by mail) in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials for receipt prior to the Annual Meeting.

In Person: by voting your shares in person at the Annual Meeting (if you satisfy the admission requirements, as described above). Even if you plan to attend the Annual Meeting, we encourage you to vote in advance by internet, telephone or mail so that your vote will be counted in the event you later decide not to attend the Annual Meeting.

If your shares are held in street name through a broker, bank or other intermediary, your broker, bank or other intermediary should give you instructions for voting your shares. In these cases, you may vote by internet, telephone or mail as instructed by your broker, bank or other intermediary.

Shares of Common Stock represented by properly executed proxy cards received by the Company in time for the meeting will be voted in accordance with the instructions specified in the proxies. If you submit a proxy but do not indicate any voting instructions, your shares will be voted “FOR” the election of each director nominee named in this proxy statement; “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm; and “FOR” the approval, in an advisory vote, of the compensation paid to the Company’s named executive officers.

Our management and Board of Directors know of no other matters to be brought before the Annual Meeting. If other matters are properly presented to the stockholders for action at the Annual Meeting or any adjournments or postponements thereof, it is the intention of the proxy holders named in the proxy card to vote in their discretion on all matters on which the shares of Common Stock represented by such proxy are entitled to vote.

2022 Proxy Statement	3

General Information

Voting Requirements

Proposal One—Election of Directors

Our bylaws provide that a nominee for director will be elected if the number of votes properly cast “for” such nominee’s election exceeds the number of votes properly cast “against” such nominee’s election; however, if the number of persons properly nominated for election to the Board of Directors exceeds the number of directors to be elected, the directors will be elected by the plurality of the votes properly cast. A vote to abstain or a broker non-vote will have no direct effect on the outcome of the election of directors.

Proposal Two—Ratification of Appointment of Deloitte & Touche LLP

The proposal to ratify the appointment of Deloitte & Touche LLP will be determined by a majority of the votes cast on the matter affirmatively or negatively in person or by proxy at the Annual Meeting. A vote to abstain or a broker non-vote will have no direct effect on the outcome of the proposal.

Proposal Three—Approval, in an Advisory Vote, of the Compensation Paid to the Company’s Named Executive Officers

Because the proposal to approve, on an advisory basis, the compensation awarded to named executive officers for the fiscal year ended December 31, 2021 is a non-binding, advisory vote, there is no required vote that would constitute approval. Although the vote is advisory and non-binding in nature, the compensation and human resources committee (the “Compensation Committee”) will consider the outcome of the vote when considering future named executive officer compensation arrangements. A vote to abstain or a broker non-vote will have no direct effect on the outcome of the proposal.

4	2022 Proxy Statement

General Information

Revocation of Proxies

If you submit a proxy, you are entitled to revoke your proxy at any time before it is exercised in one of the following ways:

•	by attending and voting during the Annual Meeting;

•	by submitting a duly executed proxy bearing a later date; or

•	by sending written notice of revocation to our corporate secretary at LPL Financial Holdings Inc., 75 State Street, 22nd Floor, Boston, Massachusetts 02109.

A stockholder of record as of the Record Date who voted through the internet or by telephone may also change his or her vote with a timely and valid later internet or telephone vote, as the case may be. Any stockholder of record as of the Record Date attending the Annual Meeting may vote during the meeting whether or not a proxy has previously been given, but a stockholder’s attendance at the Annual Meeting (without further action) will not constitute revocation of a previously given proxy. If you hold your shares in street name and would like to change your voting instructions, please follow the instructions provided to you by your broker, bank or other intermediary.

Solicitation of Proxies

The Board of Directors of LPL Financial Holdings Inc. is soliciting proxies. Copies of proxy materials and the Annual Report will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and we will reimburse such record holders for their reasonable expenses. Stockholders who elect to vote through the internet or by telephone may incur costs such as telecommunication and internet access charges for which the stockholder is solely responsible. The Company will otherwise pay the expenses of solicitation of proxies. The telephone and internet voting facilities for stockholders of record will close at 11:59 p.m., Eastern Time, on May 17, 2022.

Householding

Only one copy of the Notice is being delivered to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will undertake to deliver promptly, upon written or oral request, a separate copy of the Notice, or copies of the proxy statement and/or Annual Report, to a stockholder at a shared address to which a single copy of the Notice was delivered. You may make a written or oral request by sending a written notification to our corporate secretary at LPL Financial Holdings Inc., 75 State Street, 22nd Floor, Boston, Massachusetts 02109, or by calling our offices at (617) 423-3644, extension 4574, and providing your name, your shared address and the address to which we should direct the copies of the proxy statement and Annual Report. Multiple stockholders sharing an address who have received one copy of the Notice and would prefer us to mail each stockholder a separate copy of future mailings should contact us at the address or telephone number above. Additionally, if current stockholders with a shared address received multiple copies of the Notice and would prefer us to mail one copy of future mailings to stockholders at the shared address, please notify us at the address or telephone number above.

2022 Proxy Statement	5

General Information About Corporate Governance and the Board of Directors

General Information About Corporate Governance and the Board of Directors

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stakeholders. In support of that philosophy, we have adopted many leading corporate governance practices, including those summarized below and elsewhere in this proxy statement.

BOARD PRACTICES
Independence

A majority of our directors must be independent. All of our director nominees other than our chief executive officer are independent, and all of the Board committees are composed exclusively of independent directors.

Non-executive Chair	We currently separate the offices of chair of the Board and chief executive officer of the Company. The current chair of our Board, James S. Putnam, is an independent director.
Director Diversity

Our goal is a balanced and diverse Board, with members who bring a diversity of skills, expertise, experiences, perspectives, tenures and personal characteristics, including with respect to age, race, gender and ethnicity.

Board Refreshment

Our Board’s composition represents a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors as well as fresh perspectives from newer directors. The nominating and governance committee of the Board (the “Nominating and Governance Committee”) has developed a skills matrix to inform director searches and succession planning.

Director Overboarding

Any director who is not serving as chief executive officer of a public company is expected to serve on no more than four public company boards (including our Board), and any director serving as chief executive officer of a public company is expected to serve on no more than three public company boards (including the board of his or her own company).

Committee Membership

The Board appoints members of its committees on an annual basis with the Nominating and Governance Committee reviewing and recommending committee membership based in part on the need to ensure a succession plan for each committee chair.

Board Self-evaluations

The Board conducts an annual evaluation of its performance, operations, size and composition with the Nominating and Governance Committee overseeing the evaluation process, which also encompasses the Board’s committees.

Strategy Oversight

In addition to discussing at least one strategic topic in each quarterly meeting, the Board holds an annual two-day session focused on the Company’s long-term strategy, which informs the Board’s oversight and work plan for the following year.

Executive Succession Planning

The Compensation Committee conducts regular reviews of executive talent, development and succession planning, and our Board reviews the succession plans for the chief executive officer position annually.

STOCKHOLDER RIGHTS
Annual Election of Directors	All directors are elected annually, which reinforces our Board’s accountability to our stockholders.
Majority Voting Standard for Director Elections

Our bylaws require that directors be elected under a “majority voting” standard in uncontested elections. Any director who does not receive more votes “for” his or her election than votes “against” must tender his or her resignation and, if our Board accepts the resignation, step down from our Board.

Single Voting Class	Our Common Stock is the only class of voting shares outstanding.
Proxy Access

Our bylaws permit a stockholder, or a group of up to 20 stockholders, that has owned at least three percent of our Common Stock continuously for three years to nominate and include in the Company’s annual meeting proxy materials the greater of two directors or 20 percent of the Board, provided that the stockholders and nominees satisfy the requirements specified in the bylaws.

COMPENSATION PRACTICES
Follow Leading Practices	See “Compensation Discussion and Analysis—Compensation Governance.”

6	2022 Proxy Statement

Proposal 1: Election of Directors

Proposal 1: Election of Directors

As of April 8, 2022, our Board of Directors consisted of nine directors: eight independent directors and our chief executive officer, Dan H. Arnold. Each of our current directors is standing for reelection at the Annual Meeting, and each has been nominated by our Board based on the recommendation of the Nominating and Governance Committee. Each director nominee would hold office until our annual meeting of stockholders in 2023 and until his or her respective successor has been elected.

As described below, each of our nominees has considerable professional and business expertise. Our Board of Directors recommends a vote “FOR” each nominee based on its carefully considered judgment that the experience, qualifications, attributes and skills of each nominee qualify him or her to serve on our Board of Directors.

Board Membership Criteria

The Nominating and Governance Committee reviews annually the appropriate skills and characteristics required of directors in the context of the current make-up of the Board. As reflected in the corporate governance guidelines applicable to the Company (the “Corporate Governance Guidelines”), it is the policy of the Board that all directors should:

•	possess unimpeachable integrity and a personal reputation for transparency, honesty and ethical behavior;

•	have considerable personal accomplishment and professional expertise;

•	demonstrate strong business acumen, financial literacy and strategic agility;

•	contribute to boardroom dialogue through critical thinking and independent judgment, and candid and constructive communication;

•	be passionate about the vision of the Company and enthusiastic about the commitments entailed in serving as a director; and

•	understand their role as stewards in representing the long-term interests of our stakeholders.

Director Diversity

Our Corporate Governance Guidelines reflect our commitment to director diversity. Our goal is a balanced and diverse Board, with members who bring a diversity of skills, expertise, experiences, perspectives, tenures and personal characteristics, including with regard to age, race, gender and ethnicity. When conducting director searches, the Board is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which Board nominees are selected.

In recent years, our Nominating and Governance Committee has focused on the refreshment and continued diversity of the Board. Since 2018, we have added three new independent directors: Edward C. Bernard, Allison H. Mnookin and Corey E. Thomas. Through the addition of these directors, the Board of Directors has gained seasoned leaders, as well as particularly relevant experience related to our industry, strategic planning, oversight and execution, business innovation, technology and digital transformation, and risk management. The addition of these directors also reflects our commitment to diversity in the context of considering directors and a balanced approach to director tenure, allowing the Board to benefit from the experience of longer-serving directors as well as fresh perspectives from newer directors.

The average age of our independent director nominees is 62, and the average tenure of our independent director nominees is eight years.

Age

Tenure

2022 Proxy Statement	7

Proposal 1: Election of Directors

The charts below reflect the diversity of our Board based on the self-identified characteristics of our director nominees, including Mr. Arnold. We have also included diversity statistics required by new listing rules that were approved by the SEC in August 2021. These rules, which the Company supported, require all companies listed on Nasdaq’s U.S. exchange to publicly disclose consistent, transparent diversity statistics regarding their board of directors through a uniform disclosure matrix, subject to applicable compliance periods.

Gender Diversity	Racial and Ethnic Diversity

The following diversity statistics are reported in the standardized disclosure matrix provided by Nasdaq rules:

Board Diversity Matrix (As of March 21, 2022)
Board Size:
Total Number of Directors	9
Gender:	Male	Female	Non-Binary	Gender Undisclosed
Number of Directors Based on Gender Identity	6	3
Number of Directors Who Identify in Any of the Categories Below:
African American or Black	1
Alaskan Native or American Indian
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	5	3
Two or More Races or Ethnicities
LGBTQ+
Demographic Background Undisclosed

8	2022 Proxy Statement

Proposal 1: Election of Directors

Recommendation of the Nominating and Governance Committee

In recommending that the Board nominate each of our current directors to stand for election at the Annual Meeting, the Nominating and Governance Committee evaluated those directors according to the principles set forth in the Corporate Governance Guidelines and considered the pertinent qualifications and experience of each nominee, as further set forth below.

If any of our nominees is unable or unwilling to serve on our Board of Directors, the shares represented by your proxy will be voted for the election of such other person as may be nominated by our Board of Directors. In addition, in compliance with all applicable state and federal laws and regulations, we will file an amended proxy statement and proxy card that, as applicable:

•	identifies the alternate nominee(s);

•	discloses that any such nominee has consented to being named in the revised proxy statement and to serve if elected; and

•	includes the disclosure required by Item 7 of Schedule 14A with respect to any such nominee.

We know of no reason why any nominee would be unable or unwilling to serve. All nominees have consented to be named in this proxy statement and to serve if elected.

Director Qualifications and Experience

The Board believes that the director nominees possess experience, skills and qualifications that are complementary and, together, cover the spectrum of areas that impact the Company’s current and evolving business circumstances. The Board believes that the combination of backgrounds, skills and experiences will result in a Board that continues to be well-equipped to exercise oversight responsibilities on behalf of the Company’s stakeholders.

The table below provides a summary of the skills and qualifications of each director nominee:

	Dan Arnold	Edward Bernard	Paulett Eberhart	William Glavin Jr.	Allison Mnookin	Anne Mulcahy	James Putnam	Richard Schifter	Corey Thomas
CEO Experience
Brokerage/Advisory Experience
Digital Technology Experience
Mergers & Acquisitions
Corporate Governance
Financial Literacy
Law/Regulatory
Sales & Marketing
Human Resources
Risk Management
Entrepreneurial Experience

2022 Proxy Statement	9

Proposal 1: Election of Directors

Board of Director Nominees

The name, age and a description of the business experience, principal occupation, and past employment and directorships of each of the nominees during at least the last five years are set forth below. In addition, we have summarized the particular experience, qualifications, attributes and skills that led the Board of Directors, including our Nominating and Governance Committee, to determine that each nominee should serve as a director.

Dan H. Arnold	BACKGROUND
Age 57 Director Since 2017

Mr. Arnold has served as our chief executive officer and a director since January 2017. Mr. Arnold has served as our president since March 2015, with responsibility for our primary client-facing functions and long-term strategy for growth. Mr. Arnold served as our chief financial officer from June 2012 to March 2015 and was responsible for formulating financial policy, leading our capital management efforts, and ensuring the effectiveness of the organization’s financial functions. Prior to 2012, he was managing director, head of strategy, with responsibility for long-term strategic planning for the firm, product and platform development, and strategic investments, including acquisitions. He has also served as divisional president of our Institution Services. Mr. Arnold joined the Company in January 2007 following our acquisition of UVEST Financial Services Group, Inc. (“UVEST”), a broker-dealer and investment adviser that provided services to banks, credit unions, and other financial institutions. Prior to joining us, Mr. Arnold worked at UVEST for 13 years, serving most recently as president and chief operating officer. Mr. Arnold earned a B.S. in electrical engineering from Auburn University and holds an M.B.A. in finance from Georgia State University.

QUALIFICATIONS

Mr. Arnold’s pertinent qualifications include his unique perspective and insights into our operations as our current president and chief executive officer, including knowledge of our business relationships, competitive and financial positioning, senior leadership, and strategic opportunities and challenges; operating, business and management experience as the chief financial officer, president, and now chief executive officer of a public company; and expertise in the financial industry and in particular brokerage and investment advisory services, including service as a director of the American Securities Association since April 2019 and past service as a director of the Securities Industry and Financial Markets Association from April 2015 to July 2018.

OTHER PUBLIC COMPANY BOARDS
	Current None	Past 5 Years Optimum Fund Trust

10	2022 Proxy Statement

Proposal 1: Election of Directors

Edward C. Bernard	BACKGROUND
Age 66 Director Nominee Independent Committees: Audit Committee Compensation Committee

Mr. Bernard served as the vice chair of the board of directors of T. Rowe Price Group, Inc. (“TRP”), a global investment management firm, from 2007 to April 2019. Mr. Bernard served as a vice president of TRP from 1989 to December 2018 and as a member of the management committee of TRP from 2000 to December 2018. He oversaw TRP’s marketing, distribution, client service, information technology, legal and communications activities from 2006 until December 2018. He also served as chair of the board of all sponsored TRP mutual funds and trusts during that period and as president and/or chair of T. Rowe Price Investment Services, a registered broker/dealer, from 1996 to 2018. Mr. Bernard served as a director of TRP from 1999 to April 2019 and currently serves as a director of UTI Asset Management Company of India. He previously served as chair of the board of governors, and as a member of the executive committee, of the Investment Company Institute, the national trade association for the mutual fund industry. Mr. Bernard received his B.A. from Brown University and an M.B.A. from New York University.

QUALIFICATIONS

Mr. Bernard’s pertinent qualifications include expertise in the wealth management industry, gained through his 30 years of experience in investment management and leadership roles as a member of the board of governors at the Investment Company Institute; his high level of operating, management and strategic planning experience, gained through his executive positions and roles as vice chair of the board of directors of TRP and chair of all sponsored TRP mutual funds and trusts; and his deep understanding of financial product distribution, compliance requirements and the perspectives of advisors and their retail clients, including with respect to the use of technology, product and analytics as a competitive differentiator.

OTHER PUBLIC COMPANY BOARDS
	Current UTI Asset Management Company (India)	Past 5 Years T. Rowe Price Group, Inc.

2022 Proxy Statement	11

Proposal 1: Election of Directors

H. Paulett Eberhart	BACKGROUND
Age 68 Director Since 2014 Independent Committees: Audit Committee (Chair) Compensation Committee

Ms. Eberhart currently serves as chair and chief executive officer of HMS Ventures, a privately-held business involved with technology services and the acquisition and management of real estate. From 2011 through 2014, she served as president and chief executive officer of CDI Corp. (“CDI”), a provider of engineering and information technology outsourcing and professional staffing services that was then a public company. Ms. Eberhart also served as chair and chief executive officer of HMS Ventures from January 2009 until January 2011. She served as president and chief executive officer of Invensys Process Systems, Inc. (“Invensys”), a process automation company, from January 2007 to January 2009. From 1978 to 2004, she was an employee of Electronic Data Systems Corporation (“EDS”), an information technology and business process outsourcing company that was subsequently acquired by the Hewlett-Packard Company, and held roles of increasing responsibility over time, including senior level financial and operating roles as president of Americas of EDS from 2003 until March 2004 and senior vice president of EDS and president of Solutions Consulting from 2002 to 2003. She is a Certified Public Accountant and received her B.S. from Bowling Green State University.

QUALIFICATIONS

Ms. Eberhart’s pertinent qualifications include her wealth of managerial and executive experience gained through her leadership as the chief executive officer of CDI, formerly an NYSE-listed public company, and Invensys, as well as her numerous years of service as an executive officer of EDS, including president of Americas; financial and accounting expertise gained through various other operating and financial positions during her 26 years at EDS; strong knowledge of the intersection of technology, data and finance industries; and knowledge and experience gained through her leadership and service on the boards of other public companies, including prior service as lead director and chair of the governance and risk committee of the board of directors of Anadarko Petroleum Corporation.

OTHER PUBLIC COMPANY BOARDS
	Current Fluor Corporation KORE Wireless Valero Corporation	Past 5 Years Anadarko Petroleum Corporation Cameron International Corporation Ciber Corporation Vine Energy

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Proposal 1: Election of Directors

William F. Glavin Jr.	BACKGROUND
Age 63 Director Since 2017 Independent Committees: Audit Committee Nominating and Governance Committee

Mr. Glavin served as chair of OppenheimerFunds, Inc., a global asset management firm (“OppenheimerFunds”), from 2009 until 2015, as chief executive officer from 2009 until 2014, and as president from 2009 until 2013. OppenheimerFunds was a majority owned subsidiary of MassMutual Financial Group (“MassMutual”), a mutual life insurance company, at which Mr. Glavin held several senior executive positions prior to joining OppenheimerFunds. He served as co-chief operating officer of MassMutual from 2007 to 2008, executive vice president, U.S. Insurance Group of MassMutual from 2006 to 2008, president and chief executive officer of Babson Capital Management LLC (“Babson”), an asset management firm and subsidiary of MassMutual, from 2005 until 2006 and chief operating officer of Babson from 2003 to 2005. Prior to joining MassMutual, Mr. Glavin was president and chief operating officer of Scudder Investments, an asset management firm, from 2000 to 2003. OppenheimerFunds was acquired by Invesco Ltd. (“Invesco”) in 2019, and Mr. Glavin was designated to serve as a director of Invesco pursuant to a shareholder agreement between MassMutual and Invesco. Mr. Glavin received his B.A. in Economics and Accounting from the College of the Holy Cross.

QUALIFICATIONS

Mr. Glavin’s pertinent qualifications include his experience over the course of a 25-year career in the financial services industry, including as a chief executive officer and chief operating officer; extensive experience in strategic planning and talent management, in part based on his success in leading OppenheimerFunds through a period of significant market turbulence; a deep understanding of financial product distribution, compliance and operations, including technology demands in the financial services industry; and experience overseeing broker-dealers, including MassMutual’s broker-dealer MML Investor Services, LLC.

OTHER PUBLIC COMPANY BOARDS
	Current Invesco Ltd.	Past 5 Years None

2022 Proxy Statement	13

Proposal 1: Election of Directors

Allison H. Mnookin	BACKGROUND
Age 51 Director Since 2018 Independent Committees: Compensation Committee Nominating and Governance Committee

Ms. Mnookin has served since July 2017 as a senior lecturer of business administration in the technology and operations management unit at the Harvard Business School. From April 2016 to November 2016, Ms. Mnookin served as the chief executive officer of QuickBase, Inc. (“QuickBase”), a provider of online application software which was spun-off by Intuit, Inc., a business and financial software company, in 2016. Ms. Mnookin was an employee of Intuit from 1998 to 2016 and held roles of increasing responsibility over time, including vice president and general manager of Intuit’s QuickBase business from July 2010 to March 2016. She previously served as a director of Quartz Holding Company, the holding company of QuickBase, from November 2016 until its sale in April 2019, and as a director of Fleetmatics Group PLC, a SaaS fleet management provider, from March 2014 until its sale in November 2016. Ms. Mnookin received her A.B. with honors from Harvard College and her M.B.A. from the Harvard Business School.

QUALIFICATIONS

Ms. Mnookin’s pertinent qualifications include her 20-year career in the technology industry, including executive leadership of high-growth cloud and business software companies, as well as service as a director of Bill.com Holdings, Inc., a public company that provides cloud-based software to simplify and automate back-office financial transactions for small- and mid-sized businesses. These experiences, including general management in Intuit’s small business division where she was responsible for leading a portfolio of Intuit’s business products, shaped her understanding of how businesses have transformed their technologies to increase strategic advantage.

OTHER PUBLIC COMPANY BOARDS
	Current Bill.com Holdings, Inc.	Past 5 Years Fleetmatics Group PLC

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Proposal 1: Election of Directors

Anne M. Mulcahy	BACKGROUND
Age 69 Director Since 2013 Independent Committees: Compensation Committee (Chair) Nominating and Governance Committee

Ms. Mulcahy served as chair of the board of trustees of Save The Children Federation, Inc., a non-profit organization dedicated to creating lasting change in the lives of children throughout the world, from March 2010 to February 2017. She continues to serve as a trustee of Save The Children Federation, Inc. She previously served as chair of the board of Xerox Corporation (“Xerox”), a global business services and document technology provider, from January 2002 to May 2010, and chief executive officer of Xerox from August 2001 to July 2009. Prior to serving as a chief executive officer, Ms. Mulcahy was president and chief operating officer of Xerox. Ms. Mulcahy received a B.A. from Marymount College of Fordham University.

QUALIFICATIONS

Ms. Mulcahy’s pertinent qualifications include her extensive experience in all areas of business management and strategic execution as she led Xerox through a transformational turnaround; valuable insights into organizational and operational management issues, including business innovation, financial management and talent development; and leadership roles in other public companies, including as lead independent director of Johnson & Johnson, which provide the Board with additional expertise in the area of organizational effectiveness.

OTHER PUBLIC COMPANY BOARDS
	Current Graham Holdings Company Johnson & Johnson Williams-Sonoma, Inc.	Past 5 Years Target Corporation

James S. Putnam	BACKGROUND
Age 67 Director Since 2005 Independent Chair of the Board Committee: Compensation Committee

Mr. Putnam has served as chair of the Board of Directors since March 2017, and he served as our lead director from June 2016 until March 2017. He was employed by LPL Financial from 1983 to 2005 and served as its managing director of national sales from 1987 to 2005. In that role, he was responsible for the recruitment, retention and management of LPL Financial advisors, as well as branch development, marketing and all product sales. Mr. Putnam also previously served as the chief executive officer of Global Portfolio Advisors (“GPA”), formerly a global brokerage clearing services provider that sold substantially all of its operations in 2014. GPA was under common ownership with LPL Financial until 2005, and Mr. Putnam served as chief executive officer of GPA from 2004 until 2014. He began his securities career as a retail representative with Dean Witter Reynolds in 1979. Mr. Putnam received a B.A. from Western Illinois University.

QUALIFICATIONS

Mr. Putnam’s pertinent qualifications include his unique historical perspective and insights into our operations as our former managing director of national sales; operating, business and management experience as the chief executive officer at GPA; and expertise in the financial industry and deep familiarity with our advisors.

OTHER PUBLIC COMPANY BOARDS
	Current None	Past 5 Years None

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Proposal 1: Election of Directors

Richard P. Schifter	BACKGROUND
Age 69 Director Since 2005 Independent Committees: Audit Committee Nominating and Governance Committee (Chair)

Mr. Schifter is a senior advisor of TPG, a leading global private investment firm. He was a partner at TPG from 1994 through 2013. Prior to joining TPG, Mr. Schifter was a partner at the law firm of Arnold & Porter in Washington, D.C. where he specialized in bankruptcy law and corporate restructuring. He joined Arnold & Porter in 1979 and was a partner from 1986 through 1994. Mr. Schifter currently serves on the board of advisors of the University of Pennsylvania Law School. He received a B.A. with distinction from George Washington University and a J.D. cum laude from the University of Pennsylvania Law School.

QUALIFICATIONS

Mr. Schifter’s pertinent qualifications include his high level of financial literacy gained through his investment experience as a TPG partner; experience on other company boards and board committees; and nearly 15 years of experience as a corporate attorney with an internationally-recognized law firm.

OTHER PUBLIC COMPANY BOARDS
	Current None	Past 5 Years American Airlines Group Avianca Holdings SA Caesars Entertainment Corporation EnLink Midstream, LLC EverBank Financial Corporation ProSight Global, Inc.

Corey E. Thomas	BACKGROUND
Age 45 Director Since 2019 Independent Committees: Audit Committee Nominating and Governance Committee

Mr. Thomas serves as the chair of the board and chief executive officer of Rapid7, Inc. (“Rapid7”), a public company that provides analytics for security and information technology operations. Mr. Thomas has been chief executive officer and a director since October 2012. From November 2008 to September 2012, Mr. Thomas held various other roles at Rapid7, including serving as chief operating officer. He also currently serves on the board of directors of Blue Cross Blue Shield of Massachusetts, a nonprofit private health insurance company, and the Federal Reserve Bank of Boston. Mr. Thomas received a B.E. in electrical engineering and computer science from Vanderbilt University and an M.B.A. from the Harvard Business School.

QUALIFICATIONS

Mr. Thomas’ pertinent qualifications include his general management experience, including his top-level perspective on strategy and organization management as the chief executive officer of a public company; strategic insights with regard to information technology, cybersecurity and global sales and marketing gained through his career in the technology industry; an entrepreneurial mindset focused on solving the needs of clients ranging widely in size and industry; and experience leading operations involving multiple product delivery models, including his past role as a chief operating officer.

OTHER PUBLIC COMPANY BOARDS
	Current Catalyst Partners Acquisition Corp. Rapid7, Inc.	Past 5 Years None

In the vote on the election of the director nominees, stockholders may:

◾	Vote FOR any of the nominees;

◾	Vote AGAINST any of the nominees; or

◾	ABSTAIN from voting as to any of the nominees.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE-NAMED NOMINEES AS A DIRECTOR.

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Information Regarding Board and Committee Structure

Information Regarding Board and Committee Structure

During 2021, the Board of Directors held six meetings. Each of our directors attended at least 75% of the aggregate of:

•	the total number of meetings of the Board of Directors during 2021; and

•	the total number of meetings held by all committees of the Board on which the director served during 2021.

Eight of our directors attended 100% of such aggregate number of meetings.

Our Corporate Governance Guidelines provide that each director who is nominated for election is expected to attend the Annual Meeting. Each of the nine nominees for election at the 2021 annual meeting of stockholders attended such meeting, which was held virtually.

Corporate Governance Guidelines, Committee Charters and Code of Conduct

We believe that good corporate governance is important to ensure that we are managed for the long-term benefit of our stakeholders.

Our Board of Directors has adopted our Corporate Governance Guidelines to set clear parameters for the operation of our Board. Our Board of Directors has also adopted charters for the Audit Committee,

Nominating and Governance Committee, and Compensation Committee, as well as a code of conduct for our non-employee directors. We have also adopted a code of conduct that applies to, among others, our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions.

Copies of our Annual Report, committee charters, Corporate Governance Guidelines and codes of conduct are available, free of charge, by writing to us at the following address:

LPL Financial Holdings Inc.

75 State Street, 22nd Floor

Boston, MA 02109

Attn: Investor Relations

Our Annual Report, committee charters, Corporate Governance Guidelines and codes of conduct are also available on our website at www.lpl.com under the “Investor Relations” section. If we make substantive amendments to, or grant waivers from, the code of conduct for certain of our executive officers, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

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Information Regarding Board and Committee Structure

Corporate Governance Highlights

We have implemented several important measures that are designed to promote long-term stakeholder value:

◾ Our Board consists of a single class of directors elected on an annual basis who may be removed with or without cause. Accordingly, our stockholders are able to register their views on the performance of all directors on an annual basis, enhancing the accountability of our Board to our stockholders.

◾ We currently separate the offices of the chair of the Board and chief executive officer of the Company, although the Board maintains the flexibility to select the chair of the Board and its leadership structure based on the criteria that it deems to be in the best interests of the Company and its stakeholders.

◾ Our bylaws provide for a majority voting standard in uncontested director elections. We also have adopted a director resignation policy in our Corporate Governance Guidelines pursuant to which a director who does not receive support from holders of a majority of shares voted in an uncontested election must tender his or her resignation and, if our Board accepts the resignation, step down from our Board. This makes director elections more meaningful for our stockholders and promotes accountability.

◾ Our bylaws provide for proxy access by permitting a stockholder, or a group of up to 20 stockholders, that has owned at least three percent of our Common Stock continuously for three years to nominate and include in the Company’s annual meeting proxy materials the greater of two directors or 20 percent of the Board, provided that the stockholders and nominees satisfy the requirements specified in the bylaws.

◾ To facilitate Board refreshment, we have adopted a director retirement policy in our Corporate Governance Guidelines pursuant to which any director who reaches the age of 75 while serving as a director will retire from the Board effective as of the end of his or her then current term.

◾ We seek an advisory vote on the compensation of our named executive officers annually, which underscores the careful consideration we give to our stockholders’ views on our compensation practices.

◾ We have established a compensation clawback policy that enables the Company to recoup cash and equity incentive compensation from executive officers in the event of certain financial restatements.

◾ Our executive officers are subject to equity ownership guidelines that set minimum ownership requirements based on a multiple of annual base salary, which aligns the interests of senior management with the interests of our stockholders.

◾ We have also adopted equity ownership guidelines for directors, which set minimum ownership requirements based on a multiple of the cash portion of the annual base retainer then in effect.

◾ Our Insider Trading Policy prohibits our executives and directors from pledging and hedging our Common Stock, in order to further the alignment with stockholders that our equity awards are designed to create.

Director Independence

The listing standards of the Nasdaq Global Select Market (“Nasdaq”) require that, subject to specified exceptions, each member of a listed company’s audit, nominating and governance, and compensation committees be independent. Nasdaq listing rules further provide that a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and compensation committee members are also subject to heightened independence criteria under Nasdaq rules.

After its evaluation of director independence, the Board of Directors has affirmatively determined that Messrs. Bernard, Glavin, Putnam, Schifter and Thomas, and Mses. Eberhart, Mnookin and Mulcahy are independent directors under applicable Nasdaq rules.

Board Composition and Leadership Structure of the Board of Directors

Our business and affairs are managed under the direction of the Board of Directors. As of April 8, 2022, our Board of Directors was composed of nine directors. Under our Amended and Restated Certificate of Incorporation, the number of directors shall not be fewer than three or more than 15. The authorized number of directors may be changed only by resolution of the Board of Directors.

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Information Regarding Board and Committee Structure

The Board does not have a fixed policy regarding the separation of the offices of chair of the Board and chief executive officer of the Company. Rather, the Board believes that it should maintain the flexibility to select the chair of the Board and its Board leadership structure from time to time, based on the criteria that it deems to be in the best interests of the Company and its stakeholders.

At this time, the Company believes that having a separate chief executive officer and chair allows Mr. Arnold to focus on his role as president and chief executive officer and increases the Board’s independence from management, promoting effective monitoring and oversight. As non-executive chair, Mr. Putnam serves as a key source of communication between the independent directors and our chief executive officer, coordinates the agenda for each meeting of the Board and establishes the agenda for and leads meetings of the independent directors.

Board Oversight

Strategic Planning

Oversight of the Company’s business strategy and strategic planning is a key responsibility of our Board.    At the beginning of the year, the chair of the Board and our chief executive officer prepare an annual Board work plan that is tied to our strategic execution framework. As a result, elements of our strategy and operating plans are embedded in the agenda for every quarterly meeting of the Board. In addition, we began in 2021 to include a strategic topic as a discrete agenda item in our quarterly meetings of the Board. All members of our management committee, as well as other senior leaders, regularly attend Board and committee meetings and discuss the Company’s strategy, plans and operating results with the Board and its committees. In addition to these quarterly discussions of strategy topics, the Board dedicates a multi-day session each year to focus on the refinement of the Company’s long-term strategy and related planning. This session, which is led by our Corporate Strategy team and includes senior management, enables a deep discussion between directors and management regarding the Company’s operating environment, near- and longer-term strategic opportunities, current and emerging risks, changing client needs and preferences, and financial outcomes associated with execution of the strategic plan.

The Board also dedicates significant attention to reviewing our capital allocation strategy, which is focused on disciplined capital management to drive long-term stockholder value. Key elements of our current strategy are:

•	maintaining a strong and flexible balance sheet;

•	prioritizing investments that drive organic business growth;

•	positioning the Company to take advantage of attractive merger and acquisition opportunities; and

•	as appropriate, returning capital to stockholders through share repurchases and dividends.

Human Capital Management

Effective human capital management is an important driver of the Company’s continued success. We believe our employees are key to creating long-term value for our stockholders, and that our corporate culture is a critical foundation to the success of our business strategy. We are committed to being a great place to work for our employees and fostering a culture that enables us to build and grow a diverse and inclusive team. We also recognize that attracting, retaining and developing employee talent helps deliver value to our clients and ensure the sustainability of our business.

The Compensation Committee generally oversees our human capital management practices, which include our pay equity process, and our Board also provides oversight for certain strategies, programs and practices, including our diversity, equity and inclusion (“DEI”) and belonging programs for the Company’s employees. The Board also reviews progress with respect to increasing the diversity of the financial advisors we serve. The Compensation Committee and our Board engage with our leadership team on a regular basis on the following human capital management topics:

•	employee compensation and benefits programs encompassing salary, equity awards and other programs that are competitive in the market;

•	performance management and succession planning for our chief executive officer and each of our other executive officers;

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Information Regarding Board and Committee Structure

•	executive talent acquisition, including forward-looking talent assessments based on our evolving business and strategy;

•	employee engagement, including the results of our annual confidential company-wide surveys;

•	employee development and retention, including related key performance metrics;

•	employee health and well-being, including maintaining a respectful workplace; and

•	corporate culture.

We are committed to fostering a respectful, rewarding workplace in which all of our employees are positioned for success to deliver on our mission of taking care of our advisors so they can take care of their clients. As part of that commitment, in 2021 our Board and the Compensation Committee focused in particular on:

•	supporting our employees’ physical, emotional and financial wellness in the context of the uncertainties created by the ongoing COVID-19 pandemic and the continuation of remote work;

•	the focus, transparency and progress of our DEI and belonging initiatives, including action plans for increasing representation of women and people of color in our leadership ranks; and

•	continued progress in the cultural transformation that the Company began in 2018 to instill a client-centric mindset and mission-driven alignment throughout the Company.

These areas of focus, among others, are described in more detail in the Company’s 2022 sustainability report, which is available on our website at www.lpl.com.

We are also committed to promoting DEI issues among our advisor population. Our advisor initiatives are developed and implemented by our Advisor Diversity & Inclusion team, along with strategic partnership and oversight from our management team and our Advisor Inclusion Council. The momentum of the Advisor Diversity & Inclusion program is tracked through the annual recruitment, retention and growth of underrepresented advisor groups (including women, LGBTQ, and advisors of color); the attendance at our hosted events; and the results from our engagement and satisfaction surveys. Using these metrics, our Advisor Diversity & Inclusion team, in coordination with the Advisor Inclusion Council, develops strategies to improve our program effectiveness. Such initiatives are subject to the oversight of the Compensation Committee.

Our chief human capital officer and our chief legal officer provide a report to the Board of Directors on an annual basis on the Company’s workplace and culture, including historical workplace conduct claims, investigations and trends.

Environmental, Social and Governance Program

Our mission is to take care of our advisors so they can take care of their clients. We enable our advisors to provide personalized financial guidance to millions of American families as they work toward their life’s aspirations. Our advisors are a diverse community of entrepreneurial financial services professionals, and we are committed to supporting their vital work by operating responsibly and ethically, and strengthening trust with our mutual stakeholders. In short, our work makes a positive difference, and we believe that the Company’s sustainability depends not only on the business we conduct but also on how we conduct it.

Our Board supports the Company’s efforts to serve its stakeholders’ interests, including stockholders, employees, advisors and their clients, and local communities. The Nominating and Governance Committee oversees our environmental, social and governance (“ESG”) program, which is reflected in its committee charter.

Our ESG program continues to be an area of significant focus for the Nominating and Governance Committee. As the program grew and matured in 2021, the Nominating and Governance Committee oversaw the implementation of our ESG program in the areas that are most significant to our business, our advisors, our regulators and our stakeholders. In particular, the Company made progress throughout 2021 by:

•	reviewing ESG-related opportunities and risks with the Nominating and Governance Committee and senior management;

•	refining the integration of ESG considerations into the Company’s business strategies and practices;

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Information Regarding Board and Committee Structure

•	launching an ESG steering committee made up of senior leaders from across the company to strategize, implement and monitor ESG-related initiatives and policies throughout the Company;

•	focusing on sustainable investing by improving offerings, educational materials and advisor awareness;

•

expanding on disclosures related to DEI, pay equity and supply chain diversity, including the disclosure of workforce composition data for 2021 in the categories prescribed by the U.S. Equal Employment Opportunity Commission for purposes of the federal EEO-1 report;

•	refocusing the efforts of the LPL Charitable Foundation, our Company’s tax-exempt charitable organization, to support advancing the economic well-being of underserved populations; and

•	improving the scope, quality and comparability of the Company’s ESG disclosures, including through engagement with third party rating agencies.

The implementation of various components of our ESG strategy — from diversity, equity and inclusion, to energy efficiency — sit within the relevant functional and program leaders, who, in turn, report key performance indicators and initiatives to the ESG Steering Committee. The Nominating and Governance Committee is updated regularly on our progress and future roadmap.

The Company’s goal is a sustainability strategy that drives long-term value through strong alignment with the Company’s strategy and culture. Our material ESG topics are keyed to a framework that focuses on three strategic focus areas: our operations, our culture and our business. Within these focus areas, we pursue a variety of programs and initiatives designed to create value for our stakeholders.

To learn more, please see the “Social Responsibility” section of our website at www.lpl.com. Our 2022 sustainability report describes in more detail our ESG progress and milestones over the last year, and is also available on our website.

Cybersecurity

The Audit Committee and the Board are each involved in overseeing the Company’s management of cybersecurity risk. We believe that cybersecurity protection is critical to maintaining our proprietary information and the trust of our advisors and their clients, particularly in the context of a remote work environment, market volatility and the accelerating pace of technological change and digital innovation. In 2021, management provided regular updates to the Audit Committee and the Board on cybersecurity matters, including the threat landscape, third-party risks, projects to strengthen controls and defenses, the Company’s incident response plans and cybersecurity insurance coverage. At the management level, our chief information security officer leads all information security activities, including establishing and overseeing separate teams for distinct cybersecurity functions and risks, and our chief privacy officer leads all data privacy activities, including privacy incident handling, compliance and counseling. The chief privacy officer manages a dedicated privacy team that is aligned with our information security practices.

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Information Regarding Board and Committee Structure

Our ESG Focus

Below are the ESG topics that we believe are significant to our stakeholders and to our ability to create long-term value:

	Important to LPL	Very important to LPL	Most important to LPL

Environment	• Energy Efficiency • Greenhouse Gas Emissions • Renewable Energy • Waste and Water Management	• Climate Risk	• Paper Reduction

Social	• Local Employment • Human Rights and Supply Chain Management	• Financial Literacy • Employee Compensation • Employee Well-being • Training and Professional Development • Employee Volunteering • Corporate Giving • Service Affordability	• Attracting and Retaining Talent • Advisor Diversity and Inclusion • Employee Diversity, Equity and Inclusion • Employee Engagement

Governance		• Anti-Competitive Practice Prevention • Executive Compensation

•  Sustainable Investing

•  Board Diversity

•  Legal and Regulatory
   Compliance

•  Corporate Governance and
   Risk Management

•  Business Ethics

•  Consumer and Advisor
   Protection

•  Cybersecurity

•  Data Privacy and
   Protection

Stakeholder Engagement

We interact with our stockholders in a variety of ways and value the input that we receive from them. We provide our Board with regular updates on our investor relations program, including engagements with stockholders and analysts, and related sentiment and feedback themes. In addition, we have a structured, proactive engagement program that enables our directors to hear directly from stockholders outside the presence of senior management. Our goal is to ensure that our Board understands stockholders’ observations and topics of interest, including with regard to the Company’s performance, strategy, corporate governance and ESG initiatives.

Our directors also engage directly with our financial advisor clients. In addition to engagement opportunities through our advisor conferences, our directors meet annually with clients in order to hear first-hand feedback on areas of importance to them. These sessions are structured to present directors with a diverse range of client practices, programs and experiences, and are intended to ensure that our Board understands our clients’ current and future needs, particularly in the context of an evolving competitive environment, and that our company is delivering what advisors need in order to deliver sustained value to their clients.

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Information Regarding Board and Committee Structure

Annual Board Evaluation

Our Board recognizes that a robust and constructive self-evaluation process is an important aspect of good corporate governance and board effectiveness. The Nominating and Governance Committee conducts an annual evaluation of our Board, each of its standing committees and individual directors following the end of each year. The goal is to provide a meaningful assessment of whether the Board’s performance, operations, size and composition are effective for the Company, both in the short- and longer-term.

Following discussion by the Nominating and Governance Committee, the 2022 annual evaluation included the following elements:

•	a written questionnaire completed by each director;

•	a written questionnaire for each Board committee completed by each committee member;

•

individual director interviews conducted by the chair of the Board and our chief legal officer (who elicited confidential feedback about the chair from directors outside the presence of the chair); and

•	written questionnaires completed by our executive officers.

The director and executive officer questionnaires provided feedback on an unattributed basis and informed the individual director interviews, which provided further opportunity for candid discussion.

The primary topics of the 2022 annual evaluation were:

•	Board composition, diversity and size, including desired director skills and attributes;

•	the quality of materials and information provided to the Board;

•	structure and conduct of Board meetings, including the effectiveness of virtual meetings;

•	Board leadership and decision-making processes;

•	Board committee structure and performance;
•	Board culture and dynamics;

•	Board and director interactions with management;

•	management’s assessment of the value the Board provides;

•	the efficacy of the annual evaluation process; and

•	the effectiveness of Board oversight, including attention to issues and opportunities that affect long-term stockholder value.

As part of the 2022 annual evaluation, directors and management had the opportunity to provide feedback on individual directors, in order to help improve performance or contributions to the Board.

Our Board discussed the results of the 2022 annual evaluation in a closed session led by the chair of the Nominating and Governance Committee.

Board Committees

The Board of Directors has established three standing committees: the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee, each with the composition and responsibilities described below. The members of each committee were appointed by the Board of Directors and will serve until their successors are elected and qualified, unless they are removed earlier or resign. In addition, from time to time, special committees may be established under the direction of the Board of Directors when necessary to address specific issues. Each of the standing committees of our Board is composed solely of independent directors.

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Information Regarding Board and Committee Structure

The table below reflects the composition of the Board’s three standing committees as of April 8, 2022:

	Audit Committee	Nominating and Governance Committee	Compensation Committee

Edward Bernard

H. Paulett Eberhart

William F. Glavin, Jr.

Allison H. Mnookin

Anne M. Mulcahy

James S. Putnam

Richard P. Schifter

Corey E. Thomas

Member	Chair	Chair of the Board

Our Nominating and Governance Committee will reassess the composition and leadership of the standing committees of the Board following the election of directors at the Annual Meeting. Following its assessment after the 2021 annual evaluation, the Nominating and Governance Committee recommended the appointment of Mr. Bernard to the Compensation Committee, Mr. Schifter to the Audit Committee and Mr. Thomas to the Nominating and Governance Committee, and otherwise recommended to maintain the composition and leadership of the Board’s committees.

Audit Committee

Our Audit Committee is composed of the following members: Edward C. Bernard, H. Paulett Eberhart, William F. Glavin, Jr., Richard P. Schifter and Corey E. Thomas. Ms. Eberhart serves as the chair of the Audit Committee.

Each of the Audit Committee members is independent under the listing standards of Nasdaq, including under Rule 10A-3 of the Exchange Act. None of the Audit Committee members is an employee of ours or any of our subsidiaries, nor simultaneously serves on the audit committees of more than three public companies, including ours. All of the Audit Committee members meet the requirements for financial literacy and are able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. Our Board has affirmatively determined that each of Ms. Eberhart and Mr. Bernard qualifies as an audit committee financial expert under the applicable rules and regulations of the SEC.

Our Audit Committee is responsible for, among other things, the appointment, compensation, oversight and replacement, if necessary, of the Company’s independent auditor or any other registered public accounting firm, and assisting the Board in overseeing and monitoring:

▪ the integrity of the Company’s financial statements and other financial information provided by the Company to its stockholders;
▪ the integrity of the accounting and financial reporting processes of the Company, and the audit of the Company’s financial statements;
▪ the Company’s compliance with legal, regulatory and public disclosure requirements;
▪ enterprise risk management, privacy and data security (except for risks assigned to other committees or retained by the Board);
▪ the Company’s independent auditor, including its qualifications, performance and independence; and
▪ the performance of the Company’s internal audit function.

The Audit Committee reviews and discusses our annual and quarterly financial statements, our disclosures in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual and quarterly reports filed with the SEC, and our earnings announcements prior to their release. The Audit Committee also reviews matters related to the Company’s related party transaction policy, the operations of the Company’s Technology department and the Company’s whistle-blower and integrity program. For additional information on the Audit Committee’s role in our enterprise risk management framework, please see    “Risk Management and Compensation Policies and Practices.”

24	2022 Proxy Statement

Information Regarding Board and Committee Structure

In addition, the Audit Committee is responsible for overseeing the fee negotiations associated with our retention of Deloitte & Touche LLP, our independent registered public accounting firm (“Deloitte”).

The Audit Committee has authority under its charter to obtain advice and assistance from outside legal counsel, accounting or other outside advisors as deemed appropriate to perform its duties and responsibilities.

The Audit Committee met eight times during 2021.

Nominating and Governance Committee

Our Nominating and Governance Committee is composed of the following members: William F. Glavin, Jr., Allison H. Mnookin, Anne M. Mulcahy, Richard P. Schifter and Corey E. Thomas. Mr. Schifter serves as the chair of the Nominating and Governance Committee.

Each member of the Nominating and Governance Committee is independent under the listing standards of Nasdaq.

The Nominating and Governance Committee is responsible for:
▪ developing a profile of attributes that a potential director should possess in order to contribute effectively to the Board, taking into account the overall diversity and composition of the Board;
▪ identifying, evaluating and recruiting qualified persons to serve on our Board of Directors;
▪ selecting, or recommending to the Board for selection, nominees for election as directors;
▪ reviewing and recommending the composition of the Board’s standing committees;
▪ reviewing and assessing the Company’s corporate governance guidelines;
▪ overseeing our ESG program; and

▪ annually evaluating the performance, operations, size and composition of our Board of Directors.

As described under “Board Oversight — Environmental, Social and Governance Program,” the Nominating and Governance Committee was particularly focused in 2021 on overseeing the progress of our ESG program, including assessing ESG-related risks and opportunities and overseeing the integration of ESG considerations into the Company’s business strategies and practices. In addition, the Nominating and Governance Committee actively monitored corporate governance trends and best practices, and recommended the amendment and restatement of the Company’s bylaws to implement proxy access.

The Nominating and Governance Committee met four times during 2021.

Compensation and Human Resources Committee

The Compensation Committee is composed of the following members: Edward C. Bernard, H. Paulett Eberhart, Allison H. Mnookin, Anne M. Mulcahy and James S. Putnam. Ms. Mulcahy serves as the chair of the Compensation Committee.

Each member of the Compensation Committee is independent under the listing standards of Nasdaq, including the heightened standards that apply to compensation committee members. The Compensation Committee is composed entirely of “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act.

The Compensation Committee is responsible for:
▪ reviewing and approving goals and objectives relevant to executive officer compensation and evaluating the performance of executive officers in light of those goals and objectives;
▪ reviewing and approving the chief executive officer’s compensation based upon the Compensation Committee’s evaluation of the chief executive officer’s performance;
▪ reviewing and approving executive officer compensation;
▪ reviewing the performance, development and leadership capabilities of senior management and succession planning strategies for such senior management;
▪ making recommendations to the Board regarding the adoption of new incentive compensation and equity-based plans, and administering our existing incentive compensation and equity-based plans;
▪ making recommendations to the Board regarding compensation of our directors and applicable stock ownership and holding guidelines;
▪ reviewing and approving the general design and terms of any significant non-executive compensation and benefits plans;
▪ reviewing our DEI policies, programs and initiatives;
▪ reviewing our significant policies, practices and procedures concerning human resource-related matters;
▪ establishing and monitoring compliance with stock ownership and holding guidelines applicable to executive officers; and
▪ reviewing an annual compensation risk assessment.

2022 Proxy Statement	25

Information Regarding Board and Committee Structure

As described under “Board Oversight — Human Capital Management,” in 2021, the Compensation Committee devoted particular attention to human capital management matters, including the priorities, transparency and progress of our employee and advisor DEI programs, and non-executive compensation, including pay equity.

In addition, the Compensation Committee continued to focus on robust performance management, and ongoing development and coaching for future leadership positions, through:

•	annual succession planning for all managing director roles to ensure we are identifying and investing in key talent for critical positions; and

•

talent reviews of individual leaders at quarterly committee meetings to provide the Compensation Committee with insight into our talent pipeline, as well as the opportunity to provide development feedback to those leaders.

The Compensation Committee has authority under its charter to access such internal and external resources, including retaining legal, financial or other advisors, as the Compensation Committee deems necessary or appropriate to fulfill its responsibilities. The Compensation Committee engaged Frederic W. Cook & Co., Inc. as an independent compensation consultant (the “Compensation Consultant”) to advise in 2021 on compensation matters and provide experiential guidance on what is considered fair and competitive practice in our industry, primarily with respect to the compensation of our executive officers, and also with regard to director compensation. In addition, the Compensation Committee received advice from Meridian Compensation Partners, LLC (“Meridian”) in connection with the adoption in 2021 of our 2021 Omnibus Equity Incentive Plan (the “2021 Plan”) and our 2021 Employee Stock Purchase Plan, as well as the preparation of benchmarking data for compensation for our executives in 2021. Meridian did not otherwise have any role in determining or recommending the amount or form of executive or director compensation in 2021.

The Compensation Committee has the authority to delegate to subcommittees of the Compensation Committee any responsibilities of the full committee. The Compensation Committee may also delegate to a committee of one or more directors, or one or more of our executive officers, subject to certain restrictions, the power to grant restricted stock units, performance stock units or other equity awards, and amend the terms of such awards, pursuant to our equity plans. References to the Compensation Committee in this proxy statement also refer to its subcommittees and its delegates, where applicable.

The Compensation Committee met five times during 2021.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or was during 2021 an officer or employee of ours or any of our subsidiaries. Mr. Putnam, a member of the Compensation Committee, served as an officer of LPL Financial prior to 2006. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving as one of our directors or on our Compensation Committee.

Risk Management and Compensation Policies and Practices

We employ an enterprise risk management (“ERM”) framework that is intended to address key risks and responsibilities, enable us to execute our business strategy and protect our Company and its franchise. Our framework is designed to promote clear lines of risk management accountability and a structured escalation process for key risk information and events. In addition to the ERM framework, we have written policies and procedures that govern the conduct of business by our employees and independent financial advisors, and the terms and conditions of our relationships with financial product sponsors.

Our risk management governance approach is discussed in our Annual Report under “Item 7A. Quantitative and Qualitative Disclosures About Market Risk — Risk Management.” This approach includes the Board of Directors, the Audit Committee and the Compensation Committee, as well as the Company’s Risk Oversight Committee (the “ROC”) and its subcommittees, the Company’s Internal Audit department, the Company’s Compliance, Legal and Risk department, and business line management.

Role of the Audit Committee

In addition to its other responsibilities, the Audit Committee reviews our policies with respect to risk assessment and risk management, as well as our major regulatory, litigation and financial risk exposures and the steps management has undertaken to monitor and control them. The Audit Committee generally provides reports to the Board at each of the Board’s regularly scheduled quarterly meetings.

The Audit Committee has mandated that the ROC oversee our risk management activities, including those of our subsidiaries. The Company’s chief legal officer provides updates on pertinent ROC

26	2022 Proxy Statement

Information Regarding Board and Committee Structure

discussions to the Audit Committee on a regular basis and, if necessary or requested, to the Board. In addition, our Internal Audit department provides independent and objective assurance of the effectiveness of the Company’s governance, risk management and internal controls by conducting risk assessments and audits designed to identify and cover important risk categories. Our Internal Audit department reports directly to the Audit Committee, which provides oversight of the department’s activities and approves its annual plan. Our Internal Audit department provides regular reports to the ROC and reports to the Audit Committee at least quarterly.

Role of the Compensation Committee

In addition to its other responsibilities, the Compensation Committee assesses whether our compensation arrangements encourage inappropriate risk-taking, and whether risks arising from our compensation arrangements are reasonably likely to have a material adverse effect on the Company.

The Compensation Committee has reviewed and evaluated the development and implementation of our compensation practices across our Company. It is our belief, and the belief of the Compensation Committee, that our compensation practices do not encourage inappropriate actions by our executive officers or other employees and are not reasonably likely to have a material adverse effect on the Company. Specifically, we believe that our compensation practices avoid:

◾	a compensation mix overly weighted toward annual bonus awards;

◾	an excessive focus on short-term equity incentive awards that could cause behavior to drive short-term stock price gains at the expense of long-term value creation; and

◾	unreasonable financial goals or thresholds that could encourage efforts to generate near-term revenue with an adverse impact on long-term success.

We believe that the following serve to mitigate the potential for adverse risk that may be caused by the actions of our executive officers or other key employees:

◾	defined processes for developing strategic and annual operating plans, and approving capital investments;

◾	Board approval of the Company’s annual corporate goals, which aligns these goals with our annual operating plan, strategic plan and compensation programs to achieve an appropriate risk-reward balance;
◾	annual review of peer group practices and compensation surveys to develop compensation arrangements and practices;

◾

annual bonus awards based on a review by the Compensation Committee of a variety of metrics, including both financial performance and strategic achievements, reducing the potential to concentrate on one metric as the basis of an annual incentive award;

◾	mix of fixed and performance-based, annual and long-term, and cash and equity compensation, encouraging decisions and actions that are in our long-term best interests;

◾	specified discretionary authority is maintained by the Compensation Committee to adjust annual bonus funding and payments, which reduces business risk associated with our cash bonus program;

◾

long-term equity incentive awards, including performance-based awards, vest over a period of time, and as a result of the longer time horizon to receive the value of an equity award, the prospect of short-term or risky behavior is mitigated;

◾	use of more than one long-term equity incentive vehicle mitigates the risk of any one vehicle creating undue incentive to take on excessive risk; and

◾

stock ownership requirements for all executive officers, a “claw-back” policy and anti-hedging policies, which help to mitigate the possibility of short-term risk-taking at the expense of long-term value creation.

Communicating with the Board of Directors
Any stockholder who wishes to contact a member of our Board of Directors may do so by writing to the following address:
Board of Directors c/o Secretary LPL Financial Holdings Inc. 75 State Street Boston, MA 02109
Communications will be distributed to the chair of the Board or the other members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.

2022 Proxy Statement	27

Board of Directors Compensation

Board of Directors Compensation

Director Compensation Policy

Our director compensation policy provides that each of our non-employee directors receives an annual service retainer of $235,000. Of this amount, $80,000 is paid in a lump sum in cash (or, at the director’s election, in the form of shares of our Common Stock as described below) and $155,000 is paid in the form of restricted shares of our Common Stock granted under our 2021 Plan. Directors may elect to defer receipt of the equity portion, or both the equity and cash portions, of their service retainers, as described under “Deferred Compensation Plan,” below.

The following table sets forth the additional annual service retainers under our director compensation policy that a committee member received for his or her additional duties during 2021:

	Chair	Each Other Member

Audit Committee	$ 30,000	$ 15,000

Compensation Committee	$ 25,000	$ 12,500

Nominating and Governance Committee	$ 20,000	$ 10,000

Our director compensation policy also provides that the chair of the Board receives an additional annual service retainer of $140,000 in connection with his or her additional duties. The retainers for committee and chair service are paid in cash in installments following the end of each quarter of service. Our directors are also reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Mr. Arnold does not receive additional compensation for his service as a director.

As noted above, in 2021, each of our non-employee directors was granted an annual award of restricted stock or, as described below under “Deferred Compensation Plan,” deferred stock units, having a grant date value of $155,000 (based on the average of the closing price of our Common Stock for the trailing thirty consecutive trading days including the grant date). These awards vest in full on May 17, 2022, which is the day prior to the Annual Meeting, generally subject to the director’s continued service through that date. We believe these equity grants serve to further align our directors’ interests with the interests of our stockholders.

Our director compensation policy permits non-employee directors to make an election to be issued, in lieu of the cash portion of their annual service retainer, fully vested shares of our Common Stock. In 2021, the number of fully vested shares was determined by dividing $80,000 by the average of the closing price of our Common Stock for the trailing thirty consecutive trading days including the date such shares were granted.

The Compensation Committee reviews the director compensation practices of our compensation peer group annually, as described under “Benchmarking” in the Compensation Discussion and Analysis, with the assistance of the Compensation Consultant. The Compensation Committee did not recommend any substantive changes to our director compensation policy as a result of the 2021 benchmarking analysis, although the policy was restated to reflect the adoption of the 2021 Plan.

Deferred Compensation Plan

Under the LPL Financial Holdings Inc. Non-Employee Director Deferred Compensation Plan (the “Deferred Plan”), non-employee directors may make an annual election to defer receipt of the equity portion, or both the equity and cash portion, of their annual service retainer for Board service. For directors who make such a deferral election, a book-entry account is established and credited with a number of deferred stock units granted under our 2021 Plan equal in value to the shares and, if so elected by the director, the cash, that would otherwise be granted or paid absent such deferral election, with each deferred stock unit representing the right to receive a share of our Common Stock. Dividend equivalent rights are credited to a director’s book-entry account, in the form of additional stock units, on both vested and unvested deferred stock units. All such shares will be paid only upon a director’s separation from service or a change in control, as defined in the Deferred Plan.

Equity Ownership Guidelines

Our Corporate Governance Guidelines include equity ownership guidelines for non-employee directors. Within five years of the date of his or her election to the Board, each non-employee director must maintain ownership of shares of Common Stock equal to five times the cash portion of the annual service retainer for Board service then in effect, not including any retainers for committee or chair service. All shares owned outright and beneficially owned by a non-employee director, including all shares of unvested restricted stock and all shares issuable pursuant to vested and unvested deferred stock units, are counted in determining compliance with such minimum ownership requirement. As of March 21, 2022, each of our non-employee directors satisfied this minimum ownership requirement.

28	2022 Proxy Statement

Board of Directors Compensation

The following table sets forth the compensation received by each non-employee director for service on the Board and its committees for the fiscal year ended December 31, 2021. In addition to the payments disclosed in the table below, our directors were reimbursed for out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)(2)		Total ($)

Edward C. Bernard	$107,136	(3)(4)	$164,524	(5)	$271,660

H. Paulett Eberhart	$122,500		$164,524	(5)	$287,024

William F. Glavin, Jr.	$109,845	(3)	$164,524	(5)	$274,369

Allison H. Mnookin	$102,500		$164,524	(5)	$267,024

Anne M. Mulcahy	$119,845	(3)	$164,524		$284,369

James S. Putnam	$232,500		$164,524	(5)	$397,024

Richard P. Schifter	$113,595	(3)(6)	$164,524	(5)	$278,119

Corey E. Thomas	$105,678	(3)(7)	$164,524	(5)	$270,202

            Non-Employee Director Compensation Mix

(1)

The amounts shown in this column represent the aggregate grant date fair value of restricted stock awards or, in the case of non-employee directors who elected to defer receipt of the equity portion of the annual service retainer, deferred stock units granted to our non-employee directors in 2021 in connection with the equity portion of the annual service retainer. The aggregate grant date fair value of the restricted stock awards and deferred stock units, as determined under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, was determined by multiplying the number of shares underlying the award by $156.54, which was the closing price per share of our Common Stock on the grant date. For information regarding the number of shares of restricted stock and unvested deferred stock units held by each non-employee director as of December 31, 2021, see the table in footnote 2 below. The amounts shown in this column do not include the value of any fully vested shares of Common Stock or deferred stock units that certain of our non-employee directors elected to receive in lieu of the cash portion of the annual service retainer. In accordance with SEC rules, such amounts are shown in the column “Fees Earned or Paid in Cash”. Restricted stock carries the same voting and other dividend rights as shares outstanding. Deferred stock units are credited with dividend equivalents as and when dividends are paid, subject to any applicable vesting requirements associated with the award.

(2)

The following table shows the aggregate number of shares of restricted stock and unvested and vested deferred stock units held by each of our non-employee directors as of December 31, 2021. All restricted stock awards and unvested deferred stock units reported in the table below will vest in full on May 17, 2022.

Name	Restricted Stock Awards (#)	Unvested Deferred Stock Units (#)	Vested Deferred Stock Units (#)
Edward C. Bernard		1,054	4,815
H. Paulett Eberhart		1,054	5,384
William F. Glavin, Jr.		1,054	17,388
Allison H. Mnookin		1,054	2,819
Anne M. Mulcahy	1,051	—	—
James S. Putnam		1,054	11,036
Richard P. Schifter		1,054	22,961
Corey E. Thomas		1,054	8,039

(3)

This amount includes the value of fully vested shares of Common Stock or, as described below, deferred stock units that the director elected to receive in lieu of the cash portion of the director’s annual service retainer. The aggregate grant date fair value of these shares and deferred stock units, as determined under FASB ASC Topic 718, was determined by multiplying the number of shares underlying the award by $156.54, which was the closing price per share of our Common Stock on the grant date. Each of Messrs. Bernard, Glavin, Schifter and Thomas delivered a written deferral election under the Deferred Plan pursuant to which the director elected to defer receipt of the cash portion of the annual service retainer and instead receive deferred stock units of equivalent value.

(4)	This amount includes Mr. Bernard’s prorated retainer for service on the Compensation Committee following his appointment on May 5, 2021.

(5)

Each of Messrs. Bernard, Glavin, Putnam, Schifter and Thomas and Mses. Eberhart and Mnookin delivered a written deferral election under the Deferred Plan pursuant to which the director elected to defer receipt of the equity portion of his or her annual service retainer and instead receive deferred stock units of equivalent value.

(6)	This amount includes Mr. Schifter’s prorated retainer for service on the Audit Committee following his appointment on May 5, 2021.

(7)	This amount includes Mr. Thomas’s prorated retainer for service on the Nominating and Governance Committee following his appointment on May 5, 2021.

2022 Proxy Statement	29

Compensation Discussion and Analysis

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (“CD&A”) describes the actions taken by the Compensation Committee with respect to 2021 compensation for our executive officers, including our named executive officers (“NEOs”). Under SEC rules, our NEOs for 2021 were:

Executive	Title

Dan H. Arnold	President and Chief Executive Officer

Matthew J. Audette	Chief Financial Officer

Edward Fandrey(1)	Managing Director, Divisional President, Advisor Solutions

Dayton Semerjian	Managing Director, Chief Customer Care Officer

Richard Steinmeier	Managing Director, Divisional President, Business Development
(1)	Mr. Fandrey commenced employment with us as Managing Director, Divisional President, Advisor Solutions on January 19, 2021. He is expected to depart the Company effective April 29, 2022.

Summary of 2021 Corporate Performance

The following summary of the Company’s corporate performance is intended to provide additional context for the Compensation Committee’s evaluation of the Company’s performance in 2021 for compensation-related purposes. As discussed below, the Compensation Committee established a bonus pool funding framework in January of 2021 that assigned equal weighting to achievement of the Company’s financial performance targets and its pre-established 2021 corporate goals based on prespecified objectives and key results (the “2021 OKRs”), with the Committee retaining a limited amount of discretion to adjust bonus pool funding up or down based on its assessment of key drivers of the Company’s performance.

The Company delivered solid business and financial results in 2021. The Company’s total advisory and brokerage assets reached a new high of $1.2 trillion at year-end, which represented an increase of 34% year-over-year. This increase was driven by continued organic growth in both traditional and new markets, the Company’s acquisition of Waddell & Reed’s wealth management business (the “Waddell & Reed Acquisition”) and equity market appreciation. Total organic net new assets were $119 billion for the year, translating to a 13% growth rate, up from 7% in 2020. This increase was driven by strength across all three channels of growth: new store sales, same store sales and retention, as the Company made progress in expanding its addressable market and enhancing its value proposition for advisors. Advisory assets increased to 53% of total brokerage and advisory assets at year-end 2021, up from 51% at year-end 2020, and advisors increased their use of both the Company’s corporate advisory and centrally managed platforms, which benefit the Company’s gross profit and return on assets over time. The Company’s asset growth and mix shift, combined with expense discipline, led to solid financial performance despite short-term interest rates that remained persistently low throughout 2021.

The Company’s gross profit was $2.45 billion for 2021, an increase of 17% from 2020. Core general and administrative expense (“Core G&A”) was $1.06 billion, which was within the Company’s target range for 2021 and an increase of 14% year-over-year, including costs related to the Waddell & Reed Acquisition. The gross profit and Core G&A results contributed to EBITDA of $936 million and Adjusted EBITDA of $1.05 billion, increases of 3% and 11% year-over-year, respectively. Gross profit, Core G&A, EBITDA and Adjusted EBITDA are non-GAAP financial measures that are described under “Non-GAAP Financial Measures” in Appendix A. The Company’s solid financial performance in 2021 was reflected in share price appreciation of 54% over the 12-month period. For additional discussion and analysis of the Company’s 2021 financial performance, please refer to the Annual Report.

30	2022 Proxy Statement

Compensation Discussion and Analysis

As discussed below, the Compensation Committee determined that the Company’s financial performance for 2021 exceeded target goals and the 2021 OKRs were collectively achieved at target goals. As a result, the 2021 bonus pool was funded above target level and the annual cash bonus awards to our NEOs (as well as to our other executive officers and employees) were generally paid at target level, or above target level for high performing employees, including our NEOs. This approach is consistent with our compensation philosophy and past practice.

Total advisory and brokerage assets, which reflect net new assets in addition to market movement, were $1,206 billion as of December 31, 2021, a 34% increase from the prior year-end balance of $903 billion. Total net new assets in 2021 were $190.0 billion, including $71.2 billion from the Waddell & Reed Acquisition.

Total Advisory and Brokerage Assets

($ in billions)

As of December 31, 2021, advisory assets, which are a component of total advisory and brokerage assets, had grown to $643 billion, up 39% from the prior year, and represented 53% of total advisory and brokerage assets at year-end. Corporate advisory assets grew 47% and centrally managed assets grew 43%, in each case year-over-year.

Advisory Assets

($ in billions)

Gross profit increased to $2.45 billion in 2021, up 17% from the prior year, primarily driven by an increase in total revenue as a result of an increase in net new assets.

Gross Profit

($ in millions)

2022 Proxy Statement	31

Compensation Discussion and Analysis

The increase in the Company’s gross profit outpaced the increase in Core G&A, leading to Adjusted EBITDA of $1.05 billion. This result was up 11% year-over-year and above our 2021 performance target.

Adjusted EBITDA

($ in millions)

Capital was returned to shareholders in 2021 through $80 million of dividends and $90 million of share repurchases. These shareholder capital returns of $170 million translated to $2.08 per diluted share. After suspending share repurchases in early 2020 in light of the pandemic, the Company resumed share repurchases in the third quarter of 2021.

Capital Returned to Shareholders

($ in millions, except amount per share)

Compensation Philosophy

Under the oversight of the Compensation Committee, our executive compensation program rewards sustained positive financial and operating performance. Our executive compensation program is designed to align our executives’ compensation to the performance of the Company while avoiding practices that may create unwarranted risk.

The design and operation of our executive compensation program reflect the following basic objectives:

◾ aligning the interests of our executive officers with the interests of our Company and its stakeholders;

◾ linking our executive officers’ compensation to the achievement of both short-term and long-term strategic and operational goals; and

◾ attracting, motivating and retaining highly qualified executive officers who are passionate about the mission of our Company.

We seek to achieve these objectives through the following guiding compensation principles:

◾ paying compensation that is competitive with that offered for similar positions within our peer companies;

◾ striking an appropriate balance between current and long-term compensation as well as cash- and equity-based compensation;

◾ linking short-term and long-term total compensation largely to objective and, to the extent possible, quantifiable performance measures;

◾ rewarding Company and business unit performance, as well as individual performance and potential; and

◾ using equity-based compensation for a significant portion of total compensation.

32	2022 Proxy Statement

Compensation Discussion and Analysis

Compensation Governance

In order to implement our compensation philosophy, and to promote strong governance and alignment with stakeholder interests, we do the following:

✓	maintain a pay mix that weights variable, performance-based compensation more heavily than fixed compensation;

✓	maintain stock ownership guidelines for executives;

✓	maintain a compensation claw-back policy that enables the Company to recoup cash and equity incentive compensation from executive officers in the event of certain financial restatements;

✓	retain an independent compensation consultant engaged by, and reporting directly to, the Compensation Committee;

✓	benchmark executive compensation against peers with which we compete for talent;

✓	conduct annual risk assessments of our executive compensation policies and practices;

✓	hold an annual stockholder “say on pay” vote; and

✓	hold Compensation Committee executive sessions without management present.

In addition, we do not do the following:

✘	re-price stock options without stockholder approval;

✘	permit hedging transactions or short sales by executives;

✘	permit pledging or holding company stock in a margin account by executives;

✘	enter into individual employment agreements;

✘	provide excise tax gross-ups to executives; or

✘	grant “spring-loaded” equity awards, which deliberately take advantage of material non-public information to enhance the value awarded to recipients.

We have designed our compensation practices to align with competitive market practices, strengthen the alignment between compensation paid and Company performance, and provide greater transparency for our employees and investors. These practices are discussed below.

Components of Compensation

The core components of our executive compensation program are:

◾	base salary;

◾	annual cash bonus awards;

◾	long-term equity incentive (“LTI”) awards; and

◾	severance and change-in-control benefits.

The Compensation Committee retains flexibility to determine the appropriate level and mix of the various compensation components consistent with our business needs. The mix of compensation components is intended to provide our NEOs with a competitive total compensation package that both rewards short-term results and drives long-term corporate performance.

Our variable compensation components consist of: (1) annual cash bonus awards that incentivize our NEOs to achieve pre-determined annual Company goals and individual performance with respect to such Company goals and (2) long-term equity incentive awards that incentivize our NEOs to increase stockholder value over a sustained period of time and to achieve pre-determined long-term Company performance goals, which align the interests of our NEOs with the interests of our stockholders.

2022 Proxy Statement	33

Compensation Discussion and Analysis

The charts below show that variable compensation comprised 90% of Mr. Arnold’s 2021 total target compensation mix and 78% of our other NEOs’ 2021 average total target compensation mix. Total target compensation consists of base salary, target annual cash bonus and the target annual LTI awards, with performance stock units valued at target.

Base Salary

We pay our NEOs base salaries in order to provide a level of competitive and stable income. The base salaries of our NEOs are set based on the responsibilities of the individual, taking into account the individual’s skills, experience and prior compensation levels, as well as market compensation levels of our peer group and other survey data, as described below. The Compensation Committee reviews base salaries for our NEOs annually, although salary changes may occur on a less frequent basis.

Generally, the Compensation Committee will increase an NEO’s base salary when individual performance, job scope or market compensation data indicate that an increase is warranted. As the responsibilities of our NEOs increase in the future, the Compensation Committee generally plans to adjust compensation through increases in the size of LTI awards and, to a lesser extent, annual cash bonus opportunities, rather than through adjustments to base salaries.

With regard to our NEOs’ base salaries for 2021:

◾	The base salaries of Messrs. Audette, Semerjian and Steinmeier were unchanged from 2020 at $600,000, $500,000 and $500,000, respectively;
◾	Mr. Fandrey’s base salary of $500,000 was set at the time he joined us on January 19, 2021; and

◾	Mr. Arnold’s base salary increased from $850,000 to $900,000.

In determining that the salaries of Messrs. Audette, Semerjian and Steinmeier remained appropriate, the Compensation Committee considered, among other things, the competitiveness and mix of each executive’s total compensation opportunity based on benchmarking data prepared by Meridian. This benchmarking data included compensation data for comparable roles at relevant peer companies and other survey data, as described further in the “Benchmarking” section (“Benchmarking Data”).

In setting Mr. Fandrey’s base salary, the Compensation Committee considered his expertise, the nature and scope of his responsibilities at the Company and his experience prior to joining the Company, as well as Benchmarking Data and internal equity considerations.

In increasing Mr. Arnold’s base salary, the Compensation Committee considered the competitiveness and mix of his total compensation opportunity based on Benchmarking Data.

34	2022 Proxy Statement

Compensation Discussion and Analysis

The 2021 salaries for all of our NEOs appear in the Summary Compensation Table that follows this CD&A.

Annual Cash Bonus Awards

We provide annual cash bonus awards in order to tie a significant portion of the overall cash compensation of each of our NEOs to the achievement of annually-established, key short-term corporate objectives and financial goals of the Company. See “Bonus Pool Funding Framework” and “2021 OKRs Performance Evaluation” below for a description of these objectives and goals and our 2021 performance against them. The Compensation Committee believes that our NEOs, as key members of the Company’s leadership team, share responsibility for supporting the corporate and financial goals and performance of the Company.

At the beginning of 2021, the Compensation Committee established:

◾

target award amounts for each NEO (other than Mr. Fandrey, whose target award amount was set at the time he joined us in January 2021 based on the same factors described above under “Base Salary”); and

◾

a bonus pool funding framework that provided a potential range of bonus pool funding based on the level of achievement of the Company’s 2021 financial performance goals and 2021 OKRs, which were approved by the Board.

Target Award Amounts

The Compensation Committee sets each NEO’s individual target award amount by taking into account the Benchmarking Data, the nature of the NEO’s role and the NEO’s potential contribution to the execution of the Company’s overall performance goals, rather than focusing only on their individual business unit or function.

Bonus Pool Funding Framework

In establishing the 2021 bonus pool funding framework at the beginning of 2021, the Compensation Committee maintained the same general approach to assessing corporate performance that it has used since 2018. In this approach, bonus pool funding is determined by the Compensation Committee based on the Company’s achievement of pre-established financial and corporate goals, with a limited amount of discretion reserved for the Compensation Committee to adjust funding based on its assessments of key drivers of performance, including prevailing interest rates and equity market performance.

Consistent with its historical practice, the Compensation Committee established Adjusted EBITDA as the primary metric to evaluate the Company’s financial performance in 2021. In addition, the Compensation Committee established relative total shareholder return (“TSR”) as a secondary metric to evaluate the Company’s financial performance in 2021 and determined that the Company’s TSR for 2021 would be measured relative to a comparator group consisting of companies in the (1) Asset Management & Custody Banks and (2) Investment Banking & Brokerage Sub-Industry classifications of the Standard & Poor’s 1500 Capital Markets Industry classification (the “Comparator Group”). In setting these financial performance metrics, the Compensation Committee believed that Adjusted EBITDA continued to serve as a useful metric in assessing the Company’s earnings from operations because it excludes certain items that are not representative of the performance of the Company’s core business, such as the net impact of the Waddell & Reed Acquisition. The Compensation Committee introduced a relative TSR metric because it believed that relative TSR would be a useful metric in assessing the Company’s financial performance relative to companies facing a similar level of macroeconomic sensitivity.

In addition to financial performance, the Compensation Committee determined to assess under the bonus pool funding framework the following five 2021 OKRs, which were approved by the Board of Directors at the beginning of the year along with underlying initiatives and quantitative key results:

◾	Meet advisors where they are in the evolution of their practices (the “Growth Goal”);

◾	Help advisors differentiate and win end-clients (the “Experience Goal”);

◾	Delight advisors and their clients with industry-leading experiences (the “Service Goal”);

◾	Help advisors run the most successful businesses in the industry (the “Support Goal”); and

◾	Develop key enablers to support the execution of strategic plays (the “Enablers Goal”).

2022 Proxy Statement	35

Compensation Discussion and Analysis

To determine the bonus pool funding for 2021, the Compensation Committee assigned the following baseline weightings to each of its components, including equal weighting to the achievement of the Company’s financial performance goals and 2021 OKRs:

Baseline Criteria Weightings

The Compensation Committee assigns baseline criteria weightings assuming performance at target, with the actual amount funded with respect to such component adjusted up or down depending on performance. Target performance as it related collectively to the 2021 financial performance goals and 2021 OKRs would have yielded a 2021 bonus funding pool of $74 million, subject to the discretion of the Compensation Committee to increase or decrease the bonus funding pool by up to 20%.

Financial Performance Goals (40% baseline weighting). The Compensation Committee established the following baseline weights for the Company’s two financial performance goals:

Goal	Weight

Adjusted EBITDA Goal	30%

Relative TSR Goal	10%

Total Financial Performance	40%

For both financial performance goals, the range of potential bonus pool funding was scaled such that performance above target would yield a payout proportionately greater than the baseline and performance below target would yield a payout proportionately below the baseline. This approach was intended to ensure that the Company’s financial results in 2021 were a motivating element in the bonus pool funding framework.

The range of potential bonus pool funding for the Company’s Adjusted EBITDA goal is illustrated in the table below:

Percentage of Target	Percent payout

120%	150%

100%	100%

80%	50%

The Company generated Adjusted EBITDA of $1,047 million in 2021, which was 115% of the performance target of $916 million. The results were primarily driven by gross profit resulting from a combination of favorable organic growth and equity market appreciation. This level of achievement resulted in a funding level above target for this component of the bonus pool funding framework.

In comparison, the Company generated Adjusted EBITDA of $946 million in 2020, which was 88% of the performance target of $1,072 million. The Adjusted EBITDA performance target decreased from 2020 to 2021 as a result of the ongoing effects of the pandemic. The 2020 performance target was established in January 2020, prior to the disruption of the global economy and financial markets caused by the pandemic, and the 2021 performance target reflected the expected Adjusted EBITDA impact of a persistently low interest rate environment in 2021.

The range of potential bonus funding for the Company’s relative TSR goal is illustrated in the table below.

Relative TSR attained	Percent payout

80%	150%

50%	100%

25%	50%

The Company attained a relative TSR of 88%, which was higher than the 80% performance level needed for a 150% payout. The results were driven by stock price increase tied to strength in organic growth, strong continued expense management and an improvement in the business environment. This level of achievement resulted in a funding level above target for this component of the bonus pool funding framework.

The collective level of achievement of the Adjusted EBITDA goal and relative TSR goal resulted in a funding level of 55% for the financial performance component of the 2021 bonus pool funding framework, which was 15 percentage points above the baseline weighting.

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Compensation Discussion and Analysis

2021 OKRs (40% baseline weighting). The Compensation Committee established the following weightings for the 2021 OKRs:

Goal	Weighting
Growth Goal	8%
Experience Goal	8%
Service Goal	8%
Support Goal	8%
Enablers Goal	8%
Total 2021 OKRs	40%

The Compensation Committee assigned equal weighting to each of the 2021 OKRs because it determined that each was a priority element of the Company’s longer-term strategy.

The Committee also established a range of bonus funding per goal using the performance rating scale below.

Performance Rating	Payout
Exceeds	150%
Meets	100%
Partially meets	75%

As further described under “2021 OKRs Performance Evaluation,” the Compensation Committee rated:

•	the Growth Goal as “exceeds”;

•	the Support Goal and Enablers Goal as “meets”; and

•	the Experience Goal and Service Goal as “partially meets.”

The collective level of achievement of the 2021 OKRs resulted in a funding level of 40% for the 2021 OKR component of the 2021 bonus pool funding framework, which was equal to the baseline weighting.

Committee Discretion (20% baseline weighting). In establishing the bonus pool funding framework in January 2021, the Compensation Committee discussed the appropriate level of discretion, if any, to be retained by the Compensation Committee to adjust bonus pool funding up or down based on its assessments of key drivers of performance. Consistent with practice in prior years, the 2021 bonus pool funding framework enabled the Committee to consider the following factors in assessing the achievement of the Company’s financial performance and its corporate goals:

•	macroeconomic environment;

•	quality of financial results;

•	competitive intensity; and

•	degree of difficulty in goal achievement.

For 2021, the collective level of achievement of the Company’s financial and corporate goals yielded a total bonus pool funding of $85 million. After considering the subjective factors above, the Compensation Committee exercised its discretion to increase the level of funding to $86 million. The bonus pool was 8.2% of Adjusted EBITDA in 2021, compared to 6.8% of Adjusted EBITDA in 2020. Bonuses to our NEOs, other executive officers and employees of the Company were paid from this pool.

2022 Proxy Statement	37

Compensation Discussion and Analysis

2021 OKRs Performance Evaluation

At the beginning of 2021, our Board determined, with the input of the Company’s chief executive officer, the 2021 OKRs described above. As further discussed below, the Compensation Committee determined that the collective level of achievement of the 2021 OKRs was at target.

2021 OKRs	Performance Commentary
Meet advisors where they are in the evolution of their practices (the “Growth Goal”)

Exceeds Target. Organic net new assets of $118.8 billion represented a 13% growth rate, compared to 7% in 2020. Recruited assets of $89.0 billion exceeded our 2021 performance target and our prior annual record of $40.9 billion in 2020. The Company completed the onboarding of $71.2 billion of client assets in connection with the Waddell & Reed Acquisition, with asset retention of 99% exceeding the performance target of 70%. In addition, the Company continued to expand its addressable market through new affiliation models, with 13 practices joining LPL Strategic Wealth Services and another 14 advisors joining the independent employee model in 2021.

Help advisors differentiate and win end-clients (the “Experience Goal”)

Partially Meets Target. The Company supported advisors with new capabilities and technology as they continued their practices in a remote work environment. The Company met its performance goal for delivery and adoption of additional “householding” capabilities to advisors, as well as its savings goal through eDelivery. Although the Company delivered an improved web portal and mobile app for end-clients, self-service features were delayed and adoption rates were below target at year-end.

Delight advisors and their clients with industry-leading experiences (the “Service Goal”)

Partially Meets Target. The Company made progress in the multi-year transformation of its service model into an omni-channel client care model, including voice, chat and digital support. Although the Company’s net promoter (“NPS”) improved in J.D. Power’s annual competitive survey, NPS scores decreased year-over-year in the Company’s internal surveys and reflected service levels and systems performance that were below expectation. The Company’s asset retention rate of 98% met its performance target.

Help advisors run the most successful businesses in the industry (the “Support Goal”)

Meets Target. The Company continued to scale its LPL Business Solutions offerings. As of year-end 2021, the Company had approximately 3,000 subscriptions, more than double the number as of year-end 2020. Net new subscriptions for both Professional Services and Business Optimizers, the two categories of offerings, accelerated during the second half of 2021 and met full-year performance targets. The Company also met its revenue target for 2021.

Develop key enablers to support the execution of strategic plays (the “Enablers Goal”)

Meets Target. The Company met the ongoing operational challenges of the pandemic, including with regard to employee health and safety, and information security. The Company generally maintained its 2020 gains in its annual employee engagement survey, and its culture index scores and DEI program progress met expectations. The Company launched its Experience Design Center of Excellence, which is intended to drive consistency in product design and development, meeting its hiring and utilization goals for 2021.

As we look forward to 2022, the Board has recommitted our management team to goal categories that are generally consistent with those adopted in 2021. These goal categories are consistent with the Company’s goal-setting framework, which is composed of objectives, priority initiatives and key results that are based on the Company’s strategy.

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Compensation Discussion and Analysis

Individual Cash Bonus Award Determinations

The Compensation Committee evaluates each NEO’s contribution to the Company’s overall performance, as well as the NEO’s individual performance with respect to Company goals under the bonus program. In determining whether and to what extent bonuses are paid, the Compensation Committee takes into account discussions with management and the Compensation Consultant. For additional information, including the assessment process for our chief executive officer, please see “How Compensation Decisions Were Made” in the CD&A.

The Compensation Committee has discretion to pay bonuses above or below the established targets based upon its assessment of each NEO’s contributions, performance and potential, and other considerations such as internal pay equity.

Our chief financial officer provided updates on the Company’s actual performance compared to its financial and corporate goals for 2021 at each quarterly meeting of the Compensation Committee, and he also presented updates at a meeting of the Compensation Committee in January 2022. In February 2022, the Compensation Committee reviewed the individual performance in 2021 of each of our NEOs, including their respective contributions to the Company’s overall performance against its financial and corporate goals. The Compensation Consultant participated in each of the meetings.

Based primarily on these assessments, the Compensation Committee exercised its discretion to award annual cash bonuses (1) to Messrs. Arnold, Audette and Steinmeier above their respective target award amount for 2021, (2) to Mr. Semerjian at his target award amount for 2021, and (3) to Mr. Fandrey below his target award amount for 2021. In making its individual determinations, the Compensation

Committee considered the collective level of achievement of the Company’s financial and corporate goals and each such NEO’s individual performance, including against applicable 2021 OKRs:

•	Mr. Arnold’s strategic vision and leadership of the Company in delivering strong core business results, navigating a changing industry landscape and advancing the Company’s cultural transformation;

•

Mr. Audette’s development and execution of operating and capital plans that delivered strong financial results through expense discipline and capital deployment for organic and inorganic growth, as well as his contributions to the Company’s acquisition strategy and LPL Business Solutions offerings;

•	Mr. Fandrey’s effort in advancing the Company’s advisor-facing technology capabilities and sales management support, as well as his contributions to the Company’s achievement of its Experience Goal;

•

Mr. Semerjian’s progress in advancing the multi-year transformation of our service model into an omni-channel client care model, particularly in the context of ongoing operational challenges in 2021, as well as the Company’s level of achievement of the Service Goal; and

•

Mr. Steinmeier’s contribution to the outperformance of the Growth Goal, including his leadership in improving the efficacy of our business development efforts and developing and executing the Company’s strategy for expanding its addressable markets and delivering sustained growth and competitive advantage.

The table and chart below show the target annual cash bonus award opportunity established for each of our NEOs at the beginning of 2021, as well as the actual cash bonus awarded to each of our NEOs for 2021 (paid on March 11, 2022), as determined by the Compensation Committee.

NEO	Target Award	Target Award as a Percentage of Base Salary	Cash Bonus		Cash Bonus Awarded as a Percentage of Base Salary	Cash Bonus Awarded as a Percentage of Target Award
Dan H. Arnold	$2,250,000	250%	$3,375,000		375%	150%
Matthew J. Audette	$1,050,000	175%	$1,365,000		228%	130%
Edward Fandrey	$800,000	160%	$640,000	(1)	128%	80%
Dayton Semerjian	$800,000	160%	$800,000		160%	100%
Richard Steinmeier	$800,000	160%	$1,280,000		256%	160%
(1)

Mr. Fandrey received a cash sign-on bonus in the amount of $400,000 in 2021 that reflected negotiations in recruiting him to accept employment with the Company, which amount is not reflected in this table.

2022 Proxy Statement	39

Compensation Discussion and Analysis

Annual Cash Bonus Awards

($ in thousands)

Long-Term Equity Incentive Awards

The purposes of our LTI program are to promote the achievement of corporate goals that drive long-term stockholder value, to align the interests of our executive officers and other key employees with our stakeholders and to retain key executives. Our LTI program is critical to our efforts to hire and retain the best talent in the financial services industry.

At the beginning of each year, the Compensation Committee establishes annual LTI award targets for executive officers after reviewing the recommendations of our chief executive officer (for NEOs other than himself) and additional information, including benchmarking data. Annual target award amounts are based on an executive’s position, including job scope, and base salary, after consideration of benchmarking data and prior awards to the executive.

After the conclusion of the year, the Compensation Committee determines the actual amounts of the LTI award to be granted to each of our NEOs. Because the value of the LTI awards depends on the Company’s longer-term performance, LTI awards are an element of our executive retention strategy. In determining the LTI awards, the Compensation Committee takes into account discussions with management and the Compensation Consultant, and an NEO’s actual LTI award may vary from the target amount previously established for that executive by the Compensation Committee.

In accordance with SEC rules, the equity awards shown in our Summary Compensation Table and Grants of Plan-Based Awards Table reflect LTI awards that were granted during calendar year 2021. The awards shown in such tables include the LTI awards granted in February 2021 described below but not the LTI awards granted in February 2022, which we also describe below.

LTI Awards in 2021

In February 2021, the Compensation Committee approved equity grants to our NEOs. These awards were based on each NEO’s 2020 LTI award target, as well as his individual performance during 2020 and over time, leadership responsibilities and potential, as well as retention considerations.

The equity grant to Mr. Arnold consisted of 70% performance stock units (“PSUs”) and 30% time-based restricted stock units (“RSUs”), and equity grants to Messrs. Audette, Fandrey (excluding his sign-on award, described below), Semerjian and Steinmeier consisted of 60% PSUs and 40% RSUs. We believe that this blended approach provided appropriate incentives for long-term stockholder value creation while also serving as a retention tool for the Company. We also believe that the use of PSUs aligned with our pay-for-performance principles and put appropriate focus on long-term alignment and pay relative both to market peers and stockholder returns.

Pursuant to the terms of his offer letter, the Compensation Committee granted Mr. Fandrey a sign-on award of 24,572 RSUs in February 2021, which vest quarterly over two years. This award reflected the results of negotiations in recruiting him to accept employment with the Company and was intended to address the value and liquidity of equity awards forfeited by Mr. Fandrey with his previous employer.

2021 Performance Stock Unit Awards. The PSUs granted in 2021 are eligible to become earned PSUs based on the Company’s TSR relative to the Comparator Group over a three-year performance period ending on December 31, 2023 (the “Performance Period”). The number of earned PSUs is based on the Company’s relative ranking between the 25th and 80th percentiles of the Comparator Group’s TSR results.

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Compensation Discussion and Analysis

For the PSUs granted in 2021, the Compensation Committee determined to change the prespecified comparator group from the Standard & Poor’s 1500 Capital Markets Companies to the Comparator Group described above under “Bonus Pool Funding Framework” in order to better align with companies facing a similar level of macroeconomic sensitivity, particularly to short-term interest rates.

Based on the Company’s relative performance, the number of earned PSUs can range between 0% (below threshold) and 200% (maximum) of the target award as shown below:

Performance Level	Relative TSR Percentile Rank (based on Comparator Group)	Common Shares Earned (as a % of Target)
Maximum	80th	200%
Target	50th	100%
Threshold	25th	50%
Below Threshold	Below 25th	0%

If the TSR Percentile Rank is greater than 25th but less than 80th, the number of earned PSUs will be interpolated on a straight-line basis between performance levels. The beginning and ending share price for TSR calculations will be based on the average closing price of our Common Stock for the trailing thirty consecutive trading days including each of the beginning and end dates of the Performance Period. Earned PSUs become vested on the later of the third anniversary of the grant date and the date on which the Compensation Committee certifies achievement of the performance criteria associated with the award. The number of earned PSUs is capped at 100% of the target award if the Company’s TSR is negative over the Performance Period.

In granting PSUs in 2021, the Compensation Committee calculated the number of shares underlying each award using a price per share equal to the average closing price of our Common Stock for the trailing thirty consecutive trading days including the grant date. This approach was intended to mitigate the effect of stock price volatility.

2021 Restricted Stock Unit Awards. Each RSU granted in 2021 entitles the grantee to receive one share of our Common Stock upon vesting. RSUs granted to our NEOs, other than Mr. Fandrey’s sign-on award, vest over time in three equal annual installments. Mr. Fandrey’s sign-on award of 24,572 RSUs vests quarterly over two years. In granting RSUs in 2021, the Compensation Committee calculated the number of shares underlying each award using a price per share equal to the average closing price of our Common Stock for the trailing thirty consecutive trading days including the grant date, consistent with the approach for PSUs.

LTI Awards in 2022

For 2021, the Compensation Committee established annual LTI award targets for our NEOs that ranged from 175% to 667% of base salary.

In February 2022, our chief executive officer and chief human capital officer met with the Compensation Committee and discussed the target award previously set by the Compensation Committee for each NEO, as well as each NEO’s individual performance both during 2021 and over time, leadership responsibilities and potential, and retention considerations. The Compensation Consultant participated in the meeting.

Based on these considerations, including those listed under “Individual Cash Bonus Award Determinations,” for 2021 the Compensation Committee exercised its discretion to award LTI awards to our NEOs at or above the executive’s target award amount to Messrs. Arnold, Audette, Semerjian and Steinmeier, and below the executive’s target award amount for Mr. Fandrey.

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Compensation Discussion and Analysis

The table and chart below show the target LTI award established for each of our NEOs for 2021, as well as the actual LTI award granted to our NEOs in February 2022 for 2021 performance, as determined by the Compensation Committee:

Executive	2021 Annual Base Salary	LTI Target % of Base Salary	LTI Target $	LTI $ Granted(1)	LTI as % of Target
Dan H. Arnold	$900,000	667%	$6,000,000	$6,900,000	115%
Matthew J. Audette	$600,000	175%	$1,050,000	$1,050,000	100%
Edward Fandrey	$500,000	220%	$1,100,000	$0	0%
Dayton Semerjian	$500,000	180%	$900,000	$900,000	100%
Richard Steinmeier	$500,000	200%	$1,000,000	$1,150,000	115%

(1)

These LTI awards were granted on February 25, 2022 for services provided during fiscal year 2021. Mr. Arnold received 70% of his LTI award as PSUs and 30% as RSUs. The other NEOs received 60% of their awards as PSUs and 40% as RSUs. PSUs are eligible to become earned and vested based on the achievement of performance criteria over a three-year period, as described above. RSUs are scheduled to vest in equal annual installments over a three-year period.

Long-Term Incentive Awards

($ in thousands)

For the PSUs granted in 2022, the Comparator Group, payout range and performance period length remained the same as the PSUs granted in 2021. However, for the PSUs granted in 2022, the start of the three-year performance period shifted to February 15, 2022 rather than January 1, 2022. The rationale for this shift was to more closely align the start date of the performance period with the grant date of the awards, in order to reduce potential variance between the award value approved by the Compensation Committee and the grant date fair value, which is the value assigned to the PSUs for purposes of the Summary Compensation Table. The performance period for the PSUs granted in 2022 will end on February 14, 2025, rather than December 31, 2024.

Because the NEO LTI awards described in the table above were granted in 2022, they are not reflected in our Summary Compensation Table or Grants of Plan-Based Awards Table.

Payout of 2019 PSUs

In February 2019, the Compensation Committee granted PSUs with terms substantially similar to the 2021 PSUs described above.    Each of Messrs.

Arnold, Audette and Steinmeier received an award of PSUs in 2019, the Performance Period for which ended on December 31, 2021. The Company’s TSR during this Performance Period ranked in the 80th percentile of the Comparator Group, which resulted in a number of earned PSUs of 200% of the target award for each of Messrs. Arnold, Audette and Steinmeier. The earned PSUs vested on February 25, 2022.

Effect of Termination of Employment and Retirement on Equity Awards

Unvested stock options, RSUs and PSUs generally are forfeited if an NEO voluntarily leaves the Company other than upon retirement. In the event of retirement, stock options and RSUs will become fully vested, stock options will generally remain exercisable for a period of two years following termination and PSUs will generally remain outstanding and eligible to become earned PSUs in accordance with the terms of the award. “Retirement” means the termination of employment other than for cause following either:

◾	attainment of age 65 and completion of five years of continuous service with the Company; or

42	2022 Proxy Statement

Compensation Discussion and Analysis

◾	attainment of age 55 and completion of ten years of continuous service with the Company.

Mr. Arnold has attained the age of 55 and completed more than ten years of continuous service with the Company. No other NEO was retirement-eligible as of December 31, 2021.

Additional Compensation Elements

Severance and Change-in-Control Benefits

Our Executive Severance Plan enables us to offer protection to our NEOs in the event their employment with us is involuntarily terminated by the Company or is terminated for good reason by the executive (each, a “qualifying termination”). We believe that providing these benefits helps us compete for executive talent and may help us retain current key employees. All of our NEOs are eligible for severance benefits under the Executive Severance Plan.

Executive Perquisites

Executive perquisites are not a core component of our executive compensation program. However, we offer an executive health and wellness program as well as an executive financial services policy, pursuant to which our NEOs are eligible to receive annual reimbursement of up to $15,000 for qualifying personal financial planning services. We also provide for reimbursement of relocation expenses in connection with an executive’s work-related relocation. In 2021, in connection with his joining the Company, the Company provided Mr. Fandrey with relocation benefits, including a payment to make him whole for any taxable income he incurred with respect to these relocation benefits.

Other Compensation Components

401(k) Plan. We maintain a retirement savings plan (the “401(k) Plan”), for the benefit of all eligible employees, including our NEOs. Under the terms of the 401(k) Plan, employees may elect to make pre-tax 401(k) and Roth 401(k) contributions up to the statutorily prescribed limit. We provide a match in an amount equal to 75% of an employee’s elective deferral up to 8% of his or her eligible compensation on a pay period basis after six months of service. We provide this benefit to all of our eligible employees, and it is provided to our NEOs on the same basis as all other eligible employees.

Nonqualified Deferred Compensation. In 2021, Messrs. Arnold and Audette participated in our Executive Nonqualified Excess Plan (the “Deferred Compensation Plan”). The Deferred Compensation Plan allows a select group of highly compensated or management employees to defer up to 100% of their current compensation, which includes for this purpose base salary, service bonus, performance-based compensation, and commissions. Distributions of deferred amounts may be made only upon a qualifying distribution event, and at the time an election is made to defer compensation under the Deferred Compensation Plan, participants may choose, with respect to each potential qualifying distribution event, to receive amounts in either a lump sum or in equal annual installments over a number of years (but not to exceed five years for fixed date elections or ten years for separation from service elections). Deferred amounts are credited with an investment return determined as if the amounts were invested in one or more investment funds made available by the Deferred Compensation Plan and selected by a participant. The amounts of compensation Messrs. Arnold and Audette elected to defer under the Deferred Compensation Plan in 2021 are described in the table titled “Nonqualified Deferred Compensation for the Year Ended December 31, 2021.”

The chart below shows the total 2021 compensation paid or granted to our NEOs, by component, including the value of the NEO’s LTI award that was granted in February 2022 in respect of services performed in 2021 as described above under “LTI Awards in 2022,” but excluding the value of the NEO’s LTI award that was granted in February 2021 in respect of services performed in 2020 or, in the case of Mr. Fandrey, excluding the value of the LTI award received upon joining the Company in 2021, as described above under “LTI Awards in 2021” and the value of the cash sign-on award received upon joining the Company, as described above under “Individual Cash Bonus Award Determinations.”

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Compensation Discussion and Analysis

NEO Compensation Mix

($ in thousands)

How Compensation Decisions Were Made

Role of Compensation Committee

The Compensation Committee is composed entirely of directors who meet the Nasdaq standards for independence, including the heightened standards applicable to compensation committee members. The Compensation Committee is responsible for establishing our human resources policies, including our compensation philosophy and principles, and overseeing our executive compensation policies and program. The Compensation Committee reviews and gives final approval of the total compensation payable to each of our NEOs, as well as the structure and implementation of the Company’s overall compensation programs. In establishing total target compensation levels for our NEOs, the Compensation Committee, with input from the Compensation Consultant, determines the ranges of market compensation that it believes will enable us to effectively compete for and retain high-performing, qualified executives. The Compensation Committee’s charter sets forth the Compensation Committee’s responsibilities.

CEO Assessment Process

At the beginning of each year, our chief executive officer sets and reviews with the Board his priorities for the year based on the corporate goals approved by our Board and additional feedback from our non-employee directors. For 2021, Mr. Arnold’s priorities related to the Company’s strategic direction, cultural transformation and accountability for executing plans to deliver value to its stakeholders, as well as personal development goals related to his position as chief executive officer.

At the end of each year, the Compensation Committee requests that our chief executive officer prepare a written self-evaluation of performance against the year’s corporate goals and CEO priorities. The chair of the Compensation Committee distributes the completed self-evaluation to each non-employee director, who completes an assessment of the chief executive officer’s performance relative to these priorities.

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Compensation Discussion and Analysis

Our chief human capital officer provides a summary of the results of the assessments to each of the non-employee directors, including the members of the Compensation Committee, who consider the chief executive officer’s self-evaluation and the results of the non-employee directors’ assessments in evaluating the chief executive officer’s performance for the year. The materials are also discussed by the Board in an executive session led by the chair of the Compensation Committee and, after such discussion, feedback and compensation decisions are provided to the chief executive officer by the chair of the Compensation Committee and the chair of the Board.

Role of Executive Officers

Prior to the beginning of each year, our executive officers develop the corporate goals and objectives that they believe should be achieved for the Company to be successful, which are approved by the Board and used by the Compensation Committee for the purpose of establishing how executive performance will be assessed for compensation-setting purposes. These objectives are derived largely from the Company’s annual financial and strategic planning sessions, and are prioritized and aligned with the Company’s long-term strategic plan. The objectives include both quantitative financial and operating metrics and operational deliverables and goals. The chief financial officer provides quarterly reports to the Compensation Committee assessing the Company’s performance against the corporate goals and objectives.

Our chief executive officer annually reviews the individual performance of each of his direct reports, including the NEOs (but excluding himself), and provides the Compensation Committee with evaluations of each such direct report as well as recommendations regarding such person’s base salary level, annual cash bonus and LTI award. Our chief human capital officer also attends Compensation Committee meetings and assists the Compensation Committee and the chief executive officer in recommending the final compensation levels for our NEOs and other executive officers (other than herself). Both the chief executive officer and the chief human capital officer leave the meetings during discussions of compensation actions affecting them personally.

Role of Compensation Consultant

The Compensation Committee has the authority to engage its own advisors to assist it in carrying out its responsibilities. The Compensation Committee engaged the Compensation Consultant to advise it on compensation matters and provide experiential guidance on what is considered fair and competitive practice in our industry, primarily with respect to the compensation of our executive officers, and also with respect to director compensation.

In 2021, the Compensation Consultant worked directly with the Compensation Committee to develop recommendations for compensation levels for our executive officers and non-employee directors. In addition, the Compensation Consultant provided data and other information regarding competitive compensation programs and policies, as well as information concerning compensation plan design and regulatory developments. Finally, the Compensation Consultant conducted a risk assessment of the Company’s executive compensation policies and practices.

The Compensation Committee has assessed the independence of the Compensation Consultant pursuant to SEC rules and has determined that the work provided by the Compensation Consultant did not raise a conflict of interest.

Benchmarking

We believe that a competitive pay package is a critical tool in our efforts to attract and retain qualified executives. The Compensation Committee’s goal is to ensure that we continue to measure our compensation practices against organizations that compete with us for key executives, that are considered important benchmarks in our industry, and that are comparable in size and scope to our business.

During 2021, the Compensation Committee engaged the Compensation Consultant to prepare analyses to benchmark and assess our overall compensation program and practices against marketplace standards. The Compensation Committee’s purpose in requesting these analyses was to be provided with general market perspective on executive officer and director pay levels and compensation design practices, and to ensure that the Company’s practices are competitive with our peers, as well as other companies, including technology companies, with which we increasingly compete for talent. Although the Compensation Committee believes the analyses provide a representative view of the market in which the Company competes for talent, the analyses are among several considerations used by the Compensation Committee in assessing executive and director compensation.

2022 Proxy Statement	45

Compensation Discussion and Analysis

Working with Meridian, the Compensation Committee reviewed each NEO’s 2021 total target compensation against the compensation levels of comparable positions within our peer group, for Messrs. Arnold and Audette, or from Equilar’s Executive Compensation survey covering financial services and investment services companies, for Messrs. Fandrey, Semerjian and Steinmeier, as well as supplemental market data from asset management, data processing and investment firms. The companies within our peer group used in the review of 2021 total target compensation consisted of:

◾	Alliance Data Systems Corporation	◾	Raymond James Financial, Inc.

◾	Ameriprise Financial, Inc.	◾	SEI Investments Company

◾	Broadridge Financial Solutions, Inc.	◾	SS&C Technologies Holdings, Inc.

◾	E*TRADE Financial Corp.	◾	Stifel Financial Corp.

◾	Eaton Vance Corp.	◾	TD Ameritrade Holding Corporation

◾	Invesco Ltd.	◾	The Charles Schwab Corporation

◾	Legg Mason, Inc.	◾	Waddell & Reed Financial, Inc.

The chart below compares the 2020 revenues and market capitalization as of December 30, 2020 of the Company and the median of the peer group described immediately above (in billions), excluding TD Ameritrade, E*TRADE Financial Corp. and Legg Mason, Inc., which were acquired prior to 2020 year-end:

	Revenue	Market Capitalization
Peer Group (Median)	$4.7	$8.3
LPL Financial Holdings Inc.	$5.9	$8.3

In late 2021, with the assistance of the Compensation Consultant, the Compensation Committee conducted a focused review of the size and composition of the Company’s peer group in order to assist with 2021 year-end compensation decision-making and the review of 2022 total target compensation. In particular, the Compensation Committee considered the continued appropriateness of the peer companies, merger and acquisition activity affecting certain members of the peer group and consideration of additional candidates for potential inclusion in the peer group, particularly in light of the Company’s evolving talent acquisition strategies. Following this assessment, the Compensation Committee determined to amend the group by:

◾	removing E*TRADE Financial Corp., Legg Mason, Inc., TD Ameritrade Holding Corporation and Waddell & Reed Financial, Inc.; and

◾	adding Franklin Resources, Inc., Interactive Brokers Group, Inc., Nasdaq, Inc., Northern Trust Corp. and The Western Union Company.

As a result, the companies within our peer group used for 2021 year-end compensation decision-making and in the review of 2022 total target compensation consisted of:

◾	Alliance Data Systems Corporation	◾	Northern Trust Corp.

◾	Ameriprise Financial, Inc.	◾	Raymond James Financial, Inc.

◾	Broadridge Financial Solutions, Inc.	◾	SEI Investments Company

◾	Eaton Vance Corp.	◾	SS&C Technologies Holdings, Inc.

◾	Franklin Resources, Inc.	◾	Stifel Financial Corp.

◾	Interactive Brokers Group, Inc.	◾	The Charles Schwab Corporation

◾	Invesco Ltd.	◾	The Western Union Company

◾	Nasdaq, Inc.

The chart below compares the 2021 revenue and market capitalization as of December 31, 2021 of the Company and the median of the peer group described immediately above (in billions):

	Revenue	Market Capitalization
Peer Group (Median)	$5.6	$18.7
LPL Financial Holdings Inc.	$7.7	$12.8

Compensation Policies and Practices

No Employment Agreements

We do not have individual employment agreements with any of our executive officers, including our NEOs, although we have a practice of entering into offer letters with new executive officers that generally lay out the expected terms and conditions of their employment, including potential levels of compensation. Our executives serve at the will of the Board, and their rights to severance benefits following a termination of employment, if any, are determined

46	2022 Proxy Statement

Compensation Discussion and Analysis

under our Executive Severance Plan, which applies uniformly to executives at the managing director level and above.

Executive Severance Plan

Under our Executive Severance Plan, participants who experience a qualifying termination of employment are eligible to receive continued payment of base salary for one year, an amount equal to the most recent annual bonus paid or payable to the executive and a subsidy of COBRA continuation benefits for one year.

Additional benefits, including possible accelerated vesting of equity-based awards, are described elsewhere in this proxy statement under “Potential Payments upon Termination or Change-in-Control for the Year Ended December 31, 2021.”

Equity Ownership Guidelines

We have adopted equity ownership guidelines that are intended to better align the interests of our executive officers with the interests of our stockholders. Each executive at the managing director level and above (which includes our NEOs) is required to achieve and maintain ownership of our Common Stock at a threshold equal to three times his or her base salary, while our chief executive officer is required to achieve and maintain a threshold equal to six times his base salary. Generally, executive officers have five years from the time they become an executive officer to meet the minimum ownership requirements. In 2022, with the assistance of the Compensation Consultant, the Compensation Committee reviewed and amended the equity ownership guidelines to better align with market practice and proxy advisor policy amendments. Following the amendments, the after-tax value of all unvested RSUs, as well as all outstanding shares, held by the executive count as shares for purposes of satisfying the minimum ownership requirement. Stock options and unvested PSUs do not count, however. Our equity ownership guidelines may be found on our website at www.lpl.com.

As of March 21, 2022, each of our NEOs satisfied the minimum ownership requirement. Under the equity ownership guidelines, an NEO is not required to purchase additional shares to satisfy the ownership requirement in the event of a decline in the Company’s stock price, but the NEO is generally prohibited from selling or transferring shares (with limited exceptions) until the minimum ownership requirement has been achieved, except as otherwise determined by the Compensation Committee.

Anti-Hedging and Anti-Pledging Policy

We believe that hedging transactions may permit executives to own Company securities obtained through our executive compensation program or otherwise without the full risks and rewards of ownership. When that occurs, an executive may no longer have the same interests as the Company’s other stockholders. As a result, we have adopted a policy, included within our Insider Trading Policy and applicable to all employees, officers, directors and consultants of the Company, which prohibits short sales, hedging or engaging in monetization transactions, including through the use of puts and call options, collars, exchange funds, prepaid variable forwards, and equity swaps. The policy also prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan, because a margin or foreclosure sale may occur when an executive is aware of material nonpublic information or otherwise not permitted to trade in Common Stock.

Rule 10b5-1 Plan Policy

The Company has adopted a policy (the “10b5-1 Policy”) for all executive officers and directors of the Company who adopt Rule 10b5-1 plans for trading in Company securities. The 10b5-1 Policy is designed to prevent inadvertent violations of the federal securities laws when implementing Rule 10b5-1 plans.

Annual Compensation Risk Assessment

The Compensation Committee annually reviews our executive compensation policies and practices to ensure that they do not encourage unnecessary and excessive risks. The Compensation Consultant provided a report in connection with the 2021 review, the results of which are discussed elsewhere in this proxy statement under “Information Regarding Board and Committee Structure—Risk Management and Compensation Policies and Practices.”

Say-on-Pay Feedback from Stockholders

In 2017, we held an advisory vote on the frequency with which our NEO compensation program would be submitted to our stockholders for an advisory vote, commonly referred to as a “say-on-pay” vote. Our stockholders recommended that say-on-pay votes occur every year. Each year, the Compensation

2022 Proxy Statement	47

Compensation Discussion and Analysis

Committee considers the results of the prior year’s advisory vote as it reviews and determines the total compensation packages for our NEOs in the current year. In 2021, we received support for our NEO compensation program at our 2021 annual meeting of stockholders, as 99% of the total votes cast on the advisory vote on say-on-pay voted to approve the proposal.

Impact of Tax Treatment on Compensation

In light of the repeal of the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code, the Compensation Committee authorizes compensation that is not fully deductible if the Compensation Committee determines it to be appropriate and in the best interests of the Company and our stockholders.

48	2022 Proxy Statement

Report of the Compensation and Human Resources Committee of the Board of Directors

Report of the Compensation and Human Resources Committee of the Board of Directors

The following independent directors, who constitute the Compensation Committee, have reviewed the Compensation Discussion and Analysis with our management and recommended that it be included in this proxy statement.

Anne M. Mulcahy, Chair

Edward C. Bernard

H. Paulett Eberhart

Allison H. Mnookin

James S. Putnam

April 8, 2022

2022 Proxy Statement	49

Compensation of Named Executive Officers

Compensation of Named Executive Officers

Except where otherwise noted, the equity awards shown in the Summary Compensation Table and Grants of Plan-Based Awards Table for the fiscal year 2021 were granted in February 2021 in respect of services performed in 2020. Please refer to the Compensation Discussion and Analysis included in last year’s proxy statement for a discussion of these awards (other than awards to Mr. Fandrey, who was hired in 2021). Equity awards in respect of services performed in 2021 that were granted in 2022 do not appear in the Summary Compensation Table or Grants of Plan-Based Awards Table in accordance with SEC rules. Please refer to the Compensation Discussion and Analysis in this proxy statement for a discussion of these awards.

The tables in the following sections of this proxy statement provide information required by the SEC regarding compensation paid to or earned by our NEOs. The footnotes to these tables provide important information to explain the values presented in the tables and are an important part of our disclosures.

Summary Compensation Table

The following table sets forth information for our NEOs concerning the total compensation for the years ended December 31, 2021, 2020 and 2019, as applicable to such NEO (or such shorter period of the NEO’s service):

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)

Dan H. Arnold President and Chief Executive Officer	2021	892,308	(4)	—		8,569,310		—	3,375,000	39,250	12,875,868
	2020	850,000		—		4,171,168		—	2,199,375	36,170	7,256,713
	2019	842,308	(5)	—		2,616,773		1,679,993	2,486,250	44,630	7,669,954

Matthew J. Audette Chief Financial Officer	2021	600,000		—		1,582,270		—	1,365,000	37,122	3,584,392
	2020	600,000		—		1,005,422		—	1,192,000	27,611	2,825,033
	2019	600,000		—		977,792		314,980	1,400,000	32,155	3,324,927

Edward Fandrey(6) Managing Director, Divisional President	2021	459,615	(7)	400,000	(8)	4,751,056	(9)	—	640,000	543,695	6,794,366

Dayton Semerjian Managing Director, Chief Customer Care Officer	2021	500,000		—		1,203,938		—	800,000	40,182	2,544,120
	2020	500,000		—		788,991		—	922,000	102,496	2,313,487
	2019	407,692	(10)	—		794,714	(11)	—	975,000	228,785	2,406,191

Richard Steinmeier Managing Director, Divisional President	2021	500,000		—		1,788,720		—	1,280,000	28,384	3,597,104
	2020	493,716	(12)	—		883,689		—	982,000	80,841	2,440,246
	2019	450,000		—		557,281		179,546	780,000	253,359	2,220,186

(1)

Represents the aggregate grant date fair value of PSUs, RSUs and stock options, in each case computed in accordance with FASB ASC Topic 718 and, in the case of PSUs, based on the probable outcome of the performance conditions associated with such awards on the grant date. The aggregate grant date fair value of RSUs was determined using the closing price of our Common Stock on the grant date. The aggregate grant date fair value of stock option awards was determined using the Black-Scholes model. The fair value of PSUs is estimated using a Monte-Carlo simulation model on the date of grant. The underlying valuation assumptions for PSUs and stock option awards are further disclosed under the heading “Share-Based Compensation” in Note 2 — Summary of Significant Accounting Policies, to our consolidated financial statements filed with our annual reports on Form 10-K for the years ended December 31, 2021, 2020 and 2019. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. The table below shows the grant date fair value of PSU awards granted in 2021, 2020 and 2019 assuming target and maximum levels of performance are achieved (amounts under the “Stock Awards” column represent the aggregate grant date fair value of PSUs based on the probable outcome of performance conditions, which for each of 2021, 2020 and 2019 assumed target level of performance was achieved).

50	2022 Proxy Statement

Compensation of Named Executive Officers

	2021		2020		2019
Name	Target ($)	Maximum ($)	Target ($)	Maximum ($)	Target ($)	Maximum ($)
Dan H. Arnold	6,656,056	13,312,112	2,968,063	5,936,127	2,616,773	5,233,545
Matthew J. Audette	1,093,412	2,186,824	616,627	1,233,254	654,193	1,308,386
Edward Fandrey	1,045,813	2,091,627	—	—	—	—
Dayton Semerjian	832,007	1,664,014	483,893	967,786	—	—
Richard Steinmeier	1,236,014	2,472,028	541,953	1,083,906	372,863	745,725

(2)	Represents the dollar value of annual cash bonus awards earned by each NEO for the relevant year.

(3)	See “All Other Compensation” table below for additional information.

(4)	Mr. Arnold received an increase in base salary from $850,000 to $900,000 on February 14, 2021.

(5)	Mr. Arnold received an increase in base salary from $800,000 to $850,000 on February 17, 2019.

(6)	Mr. Fandrey joined the Company on January 19, 2021.

(7)	Mr. Fandrey’s base salary for 2021 of $500,000 was prorated based on commencement of his employment on January 19, 2021.

(8)	Represents a cash signing bonus paid in connection with Mr. Fandrey’s commencement of employment.

(9)	Includes a sign-on grant of 24,572 RSUs in connection with Mr. Fandrey’s commencement of employment.

(10)	Mr. Semerjian’s base salary for 2019 of $500,000 was prorated based on commencement of his employment on February 28, 2019.

(11)	Includes a sign-on grant of 10,772 RSUs in connection with Mr. Semerjian’s commencement of employment.

(12)	Mr. Steinmeier received an increase in base salary from $450,000 to $500,000 on February 16, 2020.

All Other Compensation

The following table sets forth information for our NEOs concerning All Other Compensation in the table above for the years ended December 31, 2021, 2020 and 2019, as applicable to such NEO:

Name	Year	Taxable Travel and Related Expenses ($)		Taxable Relocation and Related Expenses ($)		Reimbursement for Financial Planning Services ($)(1)		Executive Health and Wellness Program ($)(2)	401(k) Employer Match ($)	Other ($)(3)	Total ($)
Dan H. Arnold	2021	—		—		15,000		5,553	17,400	1,297	39,250
	2020	—		—		15,000		4,070	17,100	—	36,170
	2019	8,760	(4)	—		15,000		4,070	16,800	—	44,630
Matthew J. Audette	2021	—		—		15,000		5,553	14,625	1,944	37,122

	2020	—		—		9,800		3,186	14,625	—	27,611
	2019	—		—		13,400		4,070	14,250	435	32,155
Edward Fandrey	2021	—		527,349	(5)	10,000		5,553	—	793	543,695
Dayton Semerjian	2021	—		—		15,285	(6)	5,553	17,400	1,944	40,182

	2020	—		66,326	(7)	15,000		4,070	17,100	—	102,496
	2019	6,511	(8)	208,701	(9)	—		3,186	9,952	435	228,785
Richard Steinmeier	2021	—		—		7,965		4,363	14,625	1,431	28,384
	2020	—		49,584	(10)	13,488		3,144	14,625	—	80,841
	2019	3,345	(11)	232,307	(12)	—		4,070	13,082	555	253,359

(1)	Consists of taxable reimbursements received under the Company’s executive financial services policy.

(2)

Includes membership expenses for a health and wellness program and related tax gross-up payments, which in 2021 totaled $2,753 for each of Messrs. Arnold, Audette, Fandrey and Semerjian and $2,163 for Mr. Steinmeier, and which in 2020 totaled $1,870 for each of Messrs. Arnold and Semerjian, $986 for Mr. Audette, and $945 for Mr. Steinmeier, and which in 2019 totaled $1,870 for each of Messrs. Arnold, Audette and Steinmeier and $986 for Mr. Semerjian.

(3)

Consists of the value of a year-end gift received by the NEO at the Company’s expense, as well as in 2021 related tax gross-up payments in the amount of $497 for Mr. Arnold, $964 for each of Messrs. Audette and Semerjian, $393 for Mr. Fandrey and $631 for Mr. Steinmeier, and in 2019 related tax gross-up payments in the amount of $134 for each of Messrs. Audette and Semerjian and $255 for Mr. Steinmeier.

2022 Proxy Statement	51

Compensation of Named Executive Officers

(4)

Includes $4,025 in tax gross-up payments for hotel, air travel and conference expenses related to the attendance in 2019 of Mr. Arnold and his spouse at a conference hosted by the Company for its top-producing financial advisors.

(5)	Includes tax gross-up payments of $223,484 made to Mr. Fandrey in 2021 related to relocation expenses.

(6)

In 2021 Mr. Semerjian was inadvertently reimbursed $285 in excess of the $15,000 limit prescribed by our Executive Financial Services Policy. His maximum allowable reimbursement under such policy in 2022 has been reduced by a corresponding amount.

(7)	Includes tax gross-up payments of $30,630 made to Mr. Semerjian in 2020 related to relocation expenses.

(8)

Includes $2,015 in tax gross-up payments for hotel, air travel and conference expenses related to the attendance in 2019 of Mr. Semerjian and his spouse at a conference hosted by the Company for its top-producing financial advisors.

(9)	Includes tax gross-up payments of $65,457 made to Mr. Semerjian in 2019 related to relocation expenses.

(10)	Includes tax gross-up payments of $24,584 made to Mr. Steinmeier in 2020 related to relocation expenses.

(11)

Includes $1,537 in tax gross-up payments for hotel, air travel and conference expenses related to the attendance in 2019 of Mr. Steinmeier and his spouse at a conference hosted by the Company for its top-producing financial advisors.

(12)	Includes tax gross-up payments of $82,307 made to Mr. Steinmeier in 2019 related to relocation expenses.

2021 Grants of Plan-Based Awards

The following table provides additional information about non-equity and equity-based awards granted to our NEOs during the year ended December 31, 2021:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Shares of Stock or Units (#)(3)		Grant Date Fair Value of Stock ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Dan H. Arnold			2,250,000
	2/25/2021							14,743		1,913,254
	2/25/2021				17,200	34,400	68,800			6,656,056
Matthew J. Audette			1,050,000
	2/25/2021							3,767		488,858
	2/25/2021				2,826	5,651	11,302			1,093,412
Edward Fandrey			800,000
	2/25/2021							3,603		467,575
	2/25/2021							24,572	(5)	3,237,668

	2/25/2021				2,703	5,405	10,810			1,045,813
Dayton Semerjian			800,000
	2/25/2021							2,866		371,931
	2/25/2021				2,150	4,300	8,600			832,007
Richard Steinmeier			800,000
	2/25/2021							4,259		552,706
	2/25/2021				3,194	6,388	12,776			1,236,014

(1)	Represents potential target payouts under annual bonus awards.

(2)

Represents the number of threshold, target and maximum potential future payouts under the PSUs awarded under our Amended and Restated 2010 Omnibus Equity Incentive Plan (the “2010 Plan”). The Company no longer makes grants under the 2010 Plan, following stockholder approval of the 2021 Plan in May 2021. PSUs are eligible to become earned PSUs based on the Company’s TSR relative to the TSR of the Comparator Group (as defined above) over the Performance Period (as defined above). The number of PSUs that is earned is determined based on the Company’s relative ranking between the 25th and the 80th percentiles of the Comparator Group’s TSR results. Amounts in the threshold column (50% of the target award) reflect the number of PSUs that would be earned if threshold performance were achieved (a TSR percentile rank at 25%); amounts in the target column (100% of the target award) reflect the number of PSUs that would be earned if target performance were achieved (a TSR percentile rank at 50%); and amounts in the maximum column (200% of the target award) reflect the number of PSUs that would be earned if maximum performance were achieved (a TSR percentile rank at or above 80%). The number of PSUs earned between threshold, target and maximum performance levels is interpolated on a straight-line basis. No PSUs will be earned if performance is below the threshold level. The number of earned PSUs is capped at 100% of the target award if the Company’s TSR is negative during the Performance Period. Earned PSUs become vested on the later of the third anniversary of the grant date and the date on which the Compensation Committee determines the level of achievement of the performance criteria associated with the award and the number of PSUs that have become earned under the award agreement.

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Compensation of Named Executive Officers

(3)

Represents the number of RSUs awarded under our 2010 Plan. Except as described in Note (5) below, RSUs are scheduled to vest over a three-year period in equal tranches, with the first tranche scheduled to vest on the first anniversary of the grant date.

(4)

Represents the grant date fair value of PSUs and RSUs, in each case computed in accordance with FASB ASC Topic 718, and in the case of PSUs, based on the probable outcome of the performance conditions associated with such awards on the grant date. The aggregate grant date fair value of RSUs was determined using the closing price of the Common Stock on the grant date. See Note (1) to the Summary Compensation Table above.

(5)

These awards vest over a two-year period in eight tranches, with 14.40% of the total number of shares having vested on each of May 25, 2021, August 25, 2021 and November 25, 2021; 7.95% of the total number of shares having vested on February 25, 2022; 7.95% of the total number of shares scheduled to vest on each of May 25, 2022, August 25, 2022 and November 25, 2022; and 25.00% of the total number of shares scheduled to vest on February 25, 2023.

Outstanding Equity Awards at December 31, 2021

The following table sets forth information with respect to unexercised stock option awards, unvested RSUs and unvested or unearned PSUs, as applicable, as of December 31, 2021:

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(2)
Dan H. Arnold	78,031	—	(3)	$19.85	2/25/2026	—		$—	—		$—
	123,131	—	(4)	$39.48	3/13/2027	—		$—	—		$—
	77,606	—	(5)	$65.50	2/23/2028	—		$—	—		$—
	45,880	22,940	(6)	$77.53	2/25/2029	—		$—	—		$—
	—	—		$—		12,937	(7)	$2,071,084	—		$—
	—	—		$—		9,698	(8)	$1,552,553	—		$—
	—	—		$—		14,743	(9)	$2,360,207	—		$—
	—	—		$—		45,856	(10)	$7,341,087	—		$—
	—	—		$—		—		$—	67,888	(11)	$10,868,190

	—	—		$—		—		$—	68,800	(11)	$11,014,192
Matthew J. Audette	60,810	—	(3)	$19.85	2/25/2026	—		$—	—		$—

	27,704		(4)	$39.48	3/13/2027	—		$—	—		$—

	15,874	—	(5)	$65.50	2/23/2028	—		$—	—		$—

	8,602	4,301	(6)	$77.53	2/25/2029	—		$—	—		$—

	—	—		$—		1,433	(6)	$229,409	—		$—

	—	—		$—		3,134	(7)	$501,722	—		$—

	—	—		$—		3,767	(9)	$603,059	—		$—

	—	—		$—		11,464	(10)	$1,835,272	—		$—

	—	—		$—		—		$—	14,104	(11)	$2,257,909

	—	—		$—		—		$—	11,302	(11)	$1,809,337
Edward Fandrey	—	—		$—		13,955	(12)	$2,234,056	—		$—
	—	—		$—		3,603	(9)	$576,804	—		$—
	—	—		$—		—		$—	10,810	(11)	$1,730,573
Dayton Semerjian	—	—		$—		2,460	(7)	$393,821	—		$—

	—	—		$—		2,866	(9)	$458,818	—		$—

	—	—		$—		—		$—	11,068	(11)	$1,771,876

	—	—		$—		—		$—	8,600	(11)	$1,376,774

2022 Proxy Statement	53

Compensation of Named Executive Officers

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)(2)
Richard Steinmeier	4,904	2,451	(6)	$77.53	2/25/2029	—		$—	—		$—
	—	—		$—		7,537	(13)	$1,206,598	—		$—
	—	—		$—		816	(6)	$130,633	—		$—
	—	—		$—		2,755	(7)	$441,048	—		$—
	—	—		$—		4,259	(9)	$681,823	—		$—
	—	—		$—		6,534	(10)	$1,046,028	—		$—
	—	—		$—		—		$—	12,396	(11)	$1,984,476
	—	—		$—		—		$—	12,776	(11)	$2,045,310

(1)

Amounts were determined by multiplying the number of RSUs or PSUs, as applicable, by a price per share of our Common Stock of $160.09, the closing price per share of our Common Stock on December 31, 2021, the last business day of 2021.

(2)

Amounts were determined by multiplying the number of PSUs that would be earned at maximum performance levels by a price per share of our Common Stock of $160.09, the closing price per share of our Common Stock on December 31, 2021, the last business day of 2021.

(3)	These awards vested over a three-year period in equal tranches and became fully vested on February 25, 2019.

(4)	These awards vested over a three-year period in equal tranches and became fully vested on March 13, 2020.

(5)	These awards vested over a three-year period in equal tranches and became fully vested on February 23, 2021.

(6)

These awards vest over a three-year period in equal tranches, with the first tranche having vested on the first anniversary of the grant date, the second tranche having vested on the second anniversary of the grant date and the third tranche is scheduled to vest on the third anniversary of the grant date.

(7)

These awards vest over a five-year period in three equal tranches beginning the third anniversary of the grant date. One tranche of the award vested on the third anniversary of the grant date, the second tranche vested on the fourth anniversary of the grant date and the third tranche is scheduled to vest on the fifth anniversary of the grant date.

(8)

These awards vest over a three-year period in equal tranches, with the first tranche having vested on the first anniversary of the grant date, and the second and third tranches scheduled to vest on the second and third anniversaries of the grant date, respectively.

(9)

These awards vest over a three-year period in equal tranches, with the first tranche scheduled to vest on the first anniversary of the grant date and each subsequent tranche is scheduled to vest on each subsequent anniversary of the grant date.

(10)

Amounts represent PSUs that were earned with respect to the Performance Period ended on December 31, 2021 and that vested on February 25, 2022, the third anniversary of the grant date. The number of earned PSUs was 200% of the target award, as discussed under “Compensation Discussion and Analysis — Long-Term Equity Incentive Awards — Payout of 2019 PSUs.”

(11)

Amounts represent PSUs and assume achievement of performance at maximum levels. PSUs are eligible to become earned PSUs based on the Company’s TSR relative to the TSR of a pre-established comparator group over the Performance Period. The number of PSUs that is earned is determined based on the Company’s relative ranking between the 25th and 80th percentiles of the comparator group’s TSR results, and can range from 50% of the target award (if the Company’s TSR is at or above the 25th percentile of the comparator group’s TSR results) to a maximum of 200% of the target award (if the Company’s TSR is at or greater than the 80th percentile of the comparator group’s TSR results). The number of PSUs earned between threshold and maximum performance levels is interpolated on a straight-line basis. The number of earned PSUs is capped at 100% of the target award if the Company’s TSR is negative during the Performance Period. Earned PSUs become vested on the later of the third anniversary of the grant date and the date on which the Compensation Committee determines the level of achievement of the performance criteria associated with the award and the number of PSUs that have become earned under the award agreement.

(12)

These awards vest over a two-year period in eight tranches, with 14.40% of the total number of shares having vested on each of May 25, 2021, August 25, 2021 and November 25, 2021; 7.95% of the total number of shares having vested on February 25, 2022; 7.95% of the total number of shares scheduled to vest on each of May 25, 2022, August 25, 2022 and November 25, 2022; and 25.00% of the total number of shares scheduled to vest on February 25, 2023.

54	2022 Proxy Statement

Compensation of Named Executive Officers

(13)

These awards vest over a four-year period in equal tranches. One tranche of the award vested on the first anniversary of the grant date, one tranche of the award vested on the second anniversary of the grant date, one tranche of the award vested on the third anniversary of the grant date and the fourth tranche is scheduled to vest on the fourth anniversary of the grant date.

2021 Option Exercises and Stock Vested

The following table sets forth the options exercised and stock vested during the year ended December 31, 2021:

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Dan H. Arnold	15,594	$1,553,130	(3)	12,936	$1,684,785	(6)

	—	$—		4,849	$640,553	(7)

	—	$—		50,170	$6,793,520	(8)
Matthew J. Audette	17,605	$1,968,255	(4)	13,682	$1,852,680	(8)
	33,300	$4,480,115	(5)	1,709	$231,416	(9)
	—	$—		1,433	$189,299	(7)
	—	$—		1,567	$207,001	(7)
Edward Fandrey	—	$—		3,539	$519,738	(10)
	—	$—		3,539	$525,081	(11)

	—	$—		3,539	$608,673	(12)
Dayton Semerjian	—	$—		1,229	$162,351	(7)
	—	$—		5,386	$708,474	(13)
Richard Steinmeier	—	$—		817	$107,926	(7)
	—	$—		1,377	$181,902	(7)
	—	$—		7,535	$1,112,844	(14)

(1)	For purposes of calculating the value realized on the exercise of option awards, we use the market price of our Common Stock at the time the option was exercised.

(2)	For purposes of calculating the value realized on the vesting of stock awards, we use the closing price of our Common Stock on the vesting date.

(3)	These options were granted on February 24, 2014 with an exercise price of $54.81 per share and were exercised on May 10, 2021, on which date our Common Stock was trading at $154.41 per share.

(4)	These options were granted October 30, 2015 with an exercise price of $42.60 per share and were exercised on May 10, 2021, on which date our Common Stock was trading at $154.40 per share.

(5)	These options were granted on February 25, 2016 with an exercise price of $19.85 per share and were exercised on May 10, 2021, on which date our Common Stock was trading at $154.39 per share.

(6)	These RSUs vested on February 13, 2021, on which date the most recent closing price of our Common Stock, as of February 12, 2021, was $130.24 per share.

(7)	These RSUs vested on February 25, 2021, on which date the closing price of our Common Stock was $132.10 per share.

(8)	These PSUs vested on February 23, 2021, on which date the closing price of our Common Stock was $135.41 per share.

(9)	These RSUs vested on February 23, 2021, on which date the closing price of our Common Stock was $135.41 per share.

(10)	These RSUs vested on May 25, 2021, on which date the closing price of our Common Stock was $146.86 per share.

(11)	These RSUs vested on August 25, 2021 on which date the closing price of our Common Stock was $148.37 per share.

(12)	These RSUs vested on November 25, 2021, on which date the most recent closing price of our Common Stock, as of November 24, 2021, was $171.99 per share.

(13)	These RSUs vested on February 28, 2021, on which date the most recent closing price of our Common Stock, as of February 26, 2021, was $131.54 per share.

(14)	These RSUs vested on September 7, 2021, on which date the closing price of our Common Stock was $147.69 per share.

2022 Proxy Statement	55

Compensation of Named Executive Officers

Nonqualified Deferred Compensation for the Year Ended December 31, 2021

The Deferred Compensation Plan allows a select group of highly compensated or management employees to defer up to 100% of their current compensation, which includes for this purpose base salary, service bonus, performance-based compensation, and commissions. Distributions of deferred amounts may be made only upon a qualifying distribution event (consistent with Section 409A of the Internal Revenue Code), which, depending on the individual’s election, may be a separation from service, death, or a specified date, or may be the earliest of one or more of these events. At the time an election is made to defer compensation under the Deferred Compensation Plan, participants may choose, with respect to each potential qualifying distribution event, to receive amounts in either a lump sum or in equal annual installments over a number of years (but not to exceed five years for specified date elections and not to exceed ten years for separation from service elections). Deferred amounts are credited with an investment return determined as if the amounts were invested in one or more investment funds made available under the Deferred Compensation Plan and selected by a participant.

The following table sets forth information relating to nonqualified deferred compensation for each NEO for the year ended December 31, 2021:

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Dan H. Arnold (4)	2,000	—	1,164,018	—	6,733,026	(3)
Matthew J. Audette (4)	100,000	—	27,959	—	264,582
Edward Fandrey	—	—	—	—	—
Dayton Semerjian	—	—	—	—	—
Richard Steinmeier	—	—	—	—	—

(1)	Amounts in this column are also reported in the “Summary Compensation Table” above for 2021 under “Salary” for Mr. Arnold and for 2020 under “Non-Equity Incentive Plan Compensation” for Mr. Audette.

(2)	Amounts in this column do not constitute above-market or preferential earnings and therefore are not reported as compensation in the “Summary Compensation Table” above.

(3)	Amount includes contributions that were made prior to Mr. Arnold becoming an NEO, and that therefore were not recorded in prior summary compensation tables.

(4)	Amounts included herein relate to Messrs. Arnold and Audette’s participation in the Deferred Compensation Plan.

56	2022 Proxy Statement

Compensation of Named Executive Officers

Potential Payments upon Termination or Change-in-Control for the Year Ended December 31, 2021

Set forth below the table is a description of certain post-employment arrangements with our NEOs, including the severance benefits and change-in-control benefits to which they would have been entitled under the Executive Severance Plan as of December 31, 2021, if a termination of employment and/or a change-in-control had occurred on such date. Amounts reported for the accelerated vesting of stock options, RSUs and PSUs are based on a price per share of our Common Stock of $160.09, the closing price per share of our Common Stock on December 31, 2021, the last business day of 2021.

Named Executive Officer	Benefit	Without Cause or For Good Reason ($)		Disability, Death, Retirement ($)		Double-Trigger Change-in- Control ($)(1)
Dan H. Arnold	Severance	900,000	(2)	—		1,350,000	(3)
	Bonus	3,375,000	(4)	—		3,375,000	(5)
	Accelerated Vesting of Stock Options	1,893,926	(6)	1,893,926	(7)	1,893,926	(8)
	Accelerated Vesting of RSUs	5,983,844	(9)	5,983,844	(10)	5,983,844	(11)
	Accelerated Vesting of PSUs	9,130,413	(12)	9,130,413	(13)	9,130,413	(14)
	Group Benefit Continuation	27,965	(15)	—		41,948	(16)

	Total	$21,311,148		$17,008,183		$21,775,131
Matthew J. Audette	Severance	600,000	(2)	—		900,000	(3)

	Bonus	1,365,000	(4)	—		1,575,000	(5)

	Accelerated Vesting of Stock Options	355,091	(6)	355,091	(7)	355,091	(8)

	Accelerated Vesting of RSUs	681,183	(9)	1,334,190	(10)	1,334,190	(11)

	Accelerated Vesting of PSUs	1,971,989	(12)	1,971,989	(13)	1,971,989	(14)

	Group Benefit Continuation	27,965	(15)	—		41,948	(16)

	Total	$5,001,228		$3,661,270		$6,178,218
Edward Fandrey	Severance	500,000	(2)	—		750,000	(3)
	Bonus	640,000	(4)	—		1,200,000	(5)
	Accelerated Vesting of Stock Options	—		—		—
	Accelerated Vesting of RSUs	1,442,891	(9)	2,810,860	(10)	2,810,860	(11)
	Accelerated Vesting of PSUs	288,322	(12)	288,322	(13)	288,322	(14)
	Group Benefit Continuation	8,133	(15)	—		12,200	(16)

	Total	$2,879,346		$3,099,182		$5,061,382
Dayton Semerjian	Severance	500,000	(2)	—		750,000	(3)

	Bonus	800,000	(4)	—		1,200,000	(5)

	Accelerated Vesting of Stock Options	—		—		—

	Accelerated Vesting of RSUs	349,797	(9)	852,639	(10)	852,639	(11)

	Accelerated Vesting of PSUs	820,301	(12)	820,301	(13)	820,301	(14)

	Group Benefit Continuation	27,965	(15)	—		41,948	(16)

	Total	$2,498,063		$1,672,940		$3,664,888
Richard Steinmeier	Severance	500,000	(2)	—		750,000	(3)
	Bonus	1,280,000	(4)	—		1,200,000	(5)
	Accelerated Vesting of Stock Options	202,355	(6)	202,355	(7)	202,355	(8)
	Accelerated Vesting of RSUs	1,784,843	(9)	2,460,103	(10)	2,460,103	(11)
	Accelerated Vesting of PSUs	1,525,498	(12)	1,525,498	(13)	1,525,498	(14)
	Group Benefit Continuation	21,634	(15)	—		32,451	(16)

	Total	$5,314,330		$4,187,956		$6,170,407

2022 Proxy Statement	57

Compensation of Named Executive Officers

(1)

Our Executive Severance Plan provides enhanced severance benefits on a “double trigger” basis in the event of a termination of employment by the Company without cause or a termination by the executive for good reason, in each case, within 12 months following a change-in-control. All amounts reported in this column assume both that a change-in-control occurred on December 31, 2021 and that the NEO’s employment was terminated by the Company without cause or by the executive for good reason on December 31, 2021.

(2)	Represents continued payment under our Executive Severance Plan of the NEO’s base salary in effect on the separation date for 12 months.

(3)	Represents continued payment under our Executive Severance Plan of the NEO’s base salary in effect on the separation date for 18 months.

(4)	Represents payment under our Executive Severance Plan of an amount equal to the bonus paid (or payable) to the NEO for the most recently completed calendar year.

(5)	Represents payment under our Executive Severance Plan of an amount equal to 150% of the target bonus amount for the calendar year in which the NEO’s employment is terminated.

(6)

Represents the value of the unvested portion of any outstanding stock options scheduled to vest based solely on the passage of time within 12 months following separation, the vesting of which would have been accelerated under our Executive Severance Plan. In the case of any retirement-eligible NEO, this represents the value of all outstanding unvested stock options, the vesting of which would have been accelerated under the terms of the NEO’s stock option agreements. Mr. Arnold was the only NEO who was retirement-eligible as of December 31, 2021.

(7)

Represents the value of the unvested portion all outstanding stock options, the vesting of which would have been accelerated upon termination of employment due to death or disability under the terms of the NEO’s stock option agreements.

(8)	Represents the value of the unvested portion of all outstanding stock options, the vesting of which would have been accelerated under our Executive Severance Plan.

(9)

Represents the value of shares of Common Stock in respect of the unvested portion of any outstanding RSUs scheduled to vest based solely on the passage of time within 12 months following a termination of employment, the vesting of which would have been accelerated under our Executive Severance Plan. In the case of retirement-eligible NEOs, this represents the value of all outstanding unvested RSUs, the vesting of which would have been accelerated under the terms of the NEOs’ RSU agreements.

(10)

Represents the value of shares of Common Stock in respect of all outstanding unvested RSUs, the vesting of which would have been accelerated upon a termination of employment due to death (and, for RSUs granted subsequent to February 23, 2017, upon a termination of employment due to death or disability) under the terms of the NEO’s RSU agreements.

(11)	Represents the value of shares of Common Stock in respect of all outstanding unvested RSUs, the vesting of which would have been accelerated under our Executive Severance Plan.

(12)

Represents the value of unvested PSUs assuming the target number of shares of Common Stock in respect of such PSUs became earned and vested on December 31, 2021, with such amount prorated based on the number of days the NEO was employed during the Performance Period. Under our Executive Severance Plan, upon a qualifying termination of employment by the Company without cause or a termination by the executive for good reason, other than in connection with a change-in-control, the actual number of shares of Common Stock that will be earned and vested in respect of outstanding unvested PSUs, if any, depend on actual performance measured at the end of the Performance Period, prorated based on the number of days the NEO was employed during the Performance Period.

(13)

Represents the value of unvested PSUs assuming the target number of shares of Common Stock in respect of such PSUs became earned and vested on December 31, 2021, with such amount prorated based on the number of days that the executive was employed during the Performance Period. Under the NEO’s PSU agreements, upon termination of employment due to death, disability or retirement, the actual number of shares of Common Stock that will be earned and vested in respect of outstanding unvested PSUs, if any, depends on actual performance measured at the end of the Performance Period, prorated based on the number of days that the NEO was employed during the Performance Period.

(14)

Represents the value of unvested PSUs assuming the target number of shares of Common Stock in respect of such PSUs became earned and vested on December 31, 2021, prorated based on the number of days that the NEO was employed during the Performance Period.

(15)

Represents payments under our Executive Severance Plan of an amount equal to 100% of the employer portion of premiums for continued health and dental plan participation under COBRA for the NEO and his qualified beneficiaries for a 12-month period.

(16)

Represents payments under our Executive Severance Plan of an amount equal to 100% of the employer portion of premiums for continued health and dental plan participation under COBRA for the NEO and his qualified beneficiaries for an 18-month period.

58	2022 Proxy Statement

Compensation of Named Executive Officers

Executive Severance Plan

All of our NEOs are eligible to participate in our Executive Severance Plan. As described in more detail below, our Executive Severance Plan provides a uniform framework for payments and benefits to be provided to all executive participants upon certain terminations of employment, subject to a participant’s compliance with post-termination restrictive covenants and delivery of a general release agreement in favor of the Company. Our Executive Severance Plan can be amended or terminated at any time, in our discretion, and no eligible executive, including our NEOs, has a legally binding right to any payments or benefits under the plan.

Restrictive Covenants

As a condition to benefits under the Executive Severance Plan, an executive is not permitted to engage in prohibited competitive conduct for a period of:

◾	12 months following termination of employment by the Company without cause or a termination by the executive for good reason; and

◾	18 months following termination of employment by the Company without cause or a termination by the executive for good reason, in each case, within 12 months following a change-in-control.

Prohibited competitive conduct is set forth in the Executive Severance Plan, which includes provisions related to non-competition, non-solicitation and the confidentiality of the Company’s proprietary information.

Severance and Change-in-Control Payments

We may become obligated to make severance payments under our Executive Severance Plan to an NEO upon such NEO’s qualifying termination employment. These benefits are described below. We, however, have no obligation to grant any of the executive officers any “gross-up” or other “make-whole” compensation for any tax imposed on severance or change-in-control payments made to the executive officer, including “parachute payments.” Severance payable in connection with a change-in-control under our Executive Severance Plan is subject to a so-called “modified golden parachute cutback” provision, pursuant to which excess parachute payments would be reduced so that no portion of the payments would be subject to the excise tax, to the extent such reduction would result in greater after-tax benefits to the executive.

Termination Without Cause or For Good Reason

Under the terms of our Executive Severance Plan, upon a termination of employment by the Company without cause or by the executive for good reason, a participant in the Executive Severance Plan (a “Participant”) will be entitled to the following payments and benefits, subject to the execution of a release of claims and continued compliance with post-termination restrictive covenants:

◾	Base salary through the Participant’s separation date, reimbursements for reasonable business expenses and any other employee benefit entitlements;

◾	An amount equal to the bonus paid (or payable) to the Participant for the most recently completed calendar year;

◾	Continued payment of base salary for 12 months after termination of employment;

◾

Accelerated vesting of the unvested portion of any outstanding equity and equity-based awards scheduled to vest based solely on the passage of time (such as outstanding stock options and RSUs) within 12 months of such Participant’s separation date; and

◾

Payment of the employer portion of the premium for COBRA participation in the Company’s health and dental plans until the earliest of 12 months following termination of the Participant’s participation in such plans as an employee, the date that such Participant becomes eligible for comparable benefit coverage and the date the Participant is no longer eligible for COBRA (subject to the Participant’s eligibility under COBRA and proper and timely elections).

In addition, any performance-based equity or equity-based awards (such as outstanding PSUs) will remain outstanding and eligible to become earned in accordance with their terms, provided that the portion of the awards that becomes earned and vested will be prorated based upon the number of days the Participant was employed by the Company in the applicable performance period associated with such award.

Further, upon a termination of employment by the Company without cause or by the executive for good

2022 Proxy Statement	59

Compensation of Named Executive Officers

reason, in each case, within the 12-month period following the date of consummation of a change-in-control (as defined in the Executive Severance Plan), a Participant will be entitled to the following payments and benefits, subject to the execution of a release of claims and continued compliance with post-termination restrictive covenants:

◾	Base salary through the Participant’s separation date, reimbursements for reasonable business expenses, and any other employee benefit entitlements;

◾	An amount equal to 150% of the Participant’s target bonus for the calendar year in which employment is terminated;

◾	Continued payment of base salary for 18 months after termination of employment;

◾

Accelerated vesting in full of all outstanding time-based equity and equity-based awards (such as outstanding stock options and RSUs) and prorated vesting, as of the separation date, of any performance-based equity and equity-based awards (such as outstanding PSUs) assuming target levels of achievement; and

◾

Payment of the employer portion of the premium for COBRA participation in the Company’s health and dental plans until the earliest of 18 months following termination of the Participant’s participation in such plans as an employee, the date that such Participant becomes eligible for comparable benefit coverage, and the date the Participant is no longer eligible for COBRA (subject to the Participant’s eligibility under COBRA and proper and timely elections).

“Cause” under our Executive Severance Plan means the Participant’s:

◾

willful and continued failure to perform, or gross negligence or willful misconduct in the performance of, his or her material duties with respect to the Company or an affiliate which, if curable, continues beyond ten (10) business days after a written demand for substantial performance is delivered to such Participant by the Company;

◾	conviction of, or a plea of nolo contendere to, a crime constituting a felony under the laws of the United States or any state thereof;
◾	committing or engaging in any act of fraud, embezzlement, theft, or other act of dishonesty that causes material injury, monetarily or otherwise, to the Company or an affiliate;

◾	breach of the restrictive covenants in the Executive Severance Plan;

◾

violation of the code of conduct of the Company or its subsidiaries or any policy of the Company or its subsidiaries, or of any statutory or common law duty of loyalty to the Company or its subsidiaries; or

◾	other conduct that could reasonably be expected to be harmful to the business, interests, or reputation of the Company.

“Good Reason” under our Executive Severance Plan means the occurrence, without the Participant’s written consent, of:

◾

a material reduction in base salary unless such reduction is consistent with reductions made in the applicable annual base salaries of other similarly situated employees of the Company or its affiliates;

◾	a material adverse change in duties and responsibilities at the Company or its affiliates (but not changes in functional titles); or

◾

a relocation that would result in the Participant’s principal location of employment being moved 50 miles away from the Participant’s principal location of employment as in effect immediately prior to the consummation of a change-in-control, to the extent any such relocation occurs during the 12-month period following the date of the consummation of a change-in-control.

The Participant is required to provide notice within 90 days following the “Good Reason” event (and the Company will have 30 days following such notice to cure). “Good Reason” will cease to exist for an event on the 90th day following the date on which the Participant knew or reasonably should have known of such event and failed to give notice as described above or if the Participant failed to terminate employment within 14 days following the expiration of the cure period.

60	2022 Proxy Statement

Compensation of Named Executive Officers

“Change-in-Control” under our Executive Severance Plan means the consummation of:

◾

any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of 50 percent of the Company’s voting power is owned directly, or indirectly through one or more entities, by any person and its “affiliates” or “associates” (as such terms are defined in the Exchange Act rules) or any “group” (as defined in the Exchange Act rules) other than, in each case, the Company or an affiliate of the Company; or

◾

a sale or other disposition of all or substantially all of the consolidated assets of the Company (each of the foregoing, a “Business Combination”), provided that, notwithstanding the foregoing, a “change-in-control” is not deemed to occur as a result of a Business Combination following which the individuals or entities who were beneficial owners of the outstanding securities entitled to vote generally in the election of directors of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving, or acquiring corporation in such transaction.

Termination Other than For Good Reason

The Executive Severance Plan does not provide for any separation benefits or payments upon an executive’s retirement or voluntary resignation from employment other than for good reason. Upon such a retirement or voluntary resignation, an eligible executive would be entitled to receive only base salary through such executive’s separation date, reimbursements for reasonable business expenses, and any other employee benefit entitlements to which the executive is entitled under the Company’s other employee benefit plans and programs.

Death, Disability, and Retirement

The Executive Severance Plan does not provide for any separation benefits or payments upon a termination due to death, disability, or voluntary termination (regardless of age). Upon such a termination, an eligible executive would be entitled to receive only base salary through the separation date, reimbursements for reasonable business expenses and any other employee benefit entitlements to which the executive is entitled under the Company’s other employee benefit plans and programs.

Please see the “Equity Award Agreements” below for the treatment of outstanding equity awards in connection with a termination of employment due to death, disability or retirement.

Equity Award Agreements

Stock Options

All stock options held by our NEOs as of December 31, 2021 were granted under our 2010 Plan.

In accordance with our NEOs’ option agreements, unvested stock options are canceled upon termination of employment, unless (1) otherwise agreed by the Company, or (2) in the case of death, disability (as defined in the stock option agreement) or retirement, in which case any and all unvested portions of stock options shall become vested. Unless the NEO is terminated for cause, vested options will be exercisable for:

◾	two years following termination of employment by reason of retirement, but not later than the option expiration date;

◾	one year following death or disability but, in each case, not later than the option expiration date; and

◾	90 days following termination in other cases, but not later than the option expiration date.

Restricted Stock Units (RSUs)

In accordance with the NEOs’ RSU agreements, unvested portions of RSU awards are cancelled upon termination of employment, unless (1) otherwise agreed by the Company, or (2) in the case of death or retirement, in which case any and all unvested portions shall become vested. The unvested portion of RSUs will become vested in full in the event of disability (as defined in the RSU award agreement). If the NEO is terminated for cause, the vested portion of the award will terminate. All RSUs held by our NEOs as of December 31, 2021 were granted under our 2010 Plan.

2022 Proxy Statement	61

Compensation of Named Executive Officers

Performance Stock Units (PSUs)

In accordance with the NEOs’ PSU agreements, unvested portions of PSUs are forfeited upon termination of employment, except in the case of death, disability or retirement, or as otherwise provided pursuant to our Executive Severance Plan, and in any such case the PSUs will not terminate and will instead remain outstanding and eligible to become earned PSUs on a prorated basis in accordance with the terms of the PSU award agreement and/or our Executive Severance Plan. All PSUs held by our NEOs as of December 31, 2021 were granted under our 2010 Plan.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of total annual compensation for Mr. Arnold, our president and chief executive officer (the “CEO”), to the median of the annual total compensation of all our employees (other than the CEO) (the “CEO Pay Ratio”). For 2021:

◾	Mr. Arnold’s total annual compensation: $12,875,868

◾	Median annual total compensation of all employees (other than CEO): $88,009

◾	Ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees (other than CEO): 146:1

We used the following methodology to determine the foregoing ratio:

◾	We determined our 2020 median employee (our “2020 Median Employee”) from our employee population on December 31, 2020.

◾

SEC rules allow a company to use the same median employee for three consecutive fiscal years. Accordingly, we have used our 2020 Median Employee for purposes of determining our 2021 pay ratio, as there has been no change in our employee population or employee compensation arrangements that we reasonably believe would significantly impact our pay ratio disclosure.

◾

To identify the 2020 Median Employee from our employee population, we first determined each employee’s 2020 Box 1 W-2 wages (“Compensation Measure”) for the 2020 calendar year (“Measurement Period”), as reflected in our payroll records and systems.

•	For those full-time employees who were employed on December 31, 2020 but who were not employed for the full Measurement Period, we annualized compensation paid to such employees during 2020.

•	We then identified our 2020 Median Employee from our employee population based on this Compensation Measure.

We then determined the annual total compensation for 2021 of the median employee and our CEO in accordance with the following:

◾

The median employee’s annual total compensation represents the amount of such employee’s compensation for 2021 that would have been reported in the Summary Compensation Table in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K if the employee were a named executive officer for 2021.

◾	The annual total compensation of the CEO represents the amount reported in the “Total” column of our Summary Compensation Table included on page 50 of this proxy statement.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

62	2022 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The table below describes the beneficial ownership of our Common Stock as of March 21, 2022, by:

◾	persons or “groups” (as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of 5% or more of the Common Stock;

◾	each of our NEOs, directors and director nominees; and

◾	all of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Unless otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power with respect to the shares of Common Stock shown as beneficially owned. Securities that may be beneficially acquired within 60 days of March 21, 2022 are deemed to be beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. The applicable percentage of beneficial ownership is based on 80,057,022 shares of Common Stock outstanding as of March 21, 2022.

Unless otherwise indicated in the footnotes to the following table, the address of each of the individuals named below is: c/o LPL Financial Holdings Inc., 4707 Executive Drive, San Diego, CA 92121.

Name of Beneficial Owner	Directly or Indirectly Held (#)		Right to Acquire (#)(1)	Other (#)	Total Amount and Nature of Beneficial Ownership of Common Stock (#)	Percentage of Common Stock (%)

5% Stockholders

Janus Henderson Group PLC (2)					8,049,630	10.1%

The Vanguard Group, Inc. (3)					6,918,082	8.6%

Officers and Directors

Dan H. Arnold	136,175	(4)	347,588		483,763	*

Matthew J. Audette	6,203		97,291		103,494	*

Edward Fandrey	885		—		885	*

Dayton Semerjian	9,188		—		9,188	*

Richard Steinmeier	9,711		7,355		17,066	*

Edward C. Bernard	40,971	(5)	5,869		46,840	*

H. Paulett Eberhart	14,771		6,438		21,209	*

William F. Glavin, Jr.	1,760	(6)	18,442		20,202	*

Allison H. Mnookin	4,205		3,873		8,078	*

Anne M. Mulcahy	31,755		—		31,755	*

James S. Putnam	120,450	(7)	12,090		132,540	*

Richard P. Schifter	26,911		24,015		50,926	*

Corey E. Thomas	—		9,093		9,093	*

All current directors and executive officers as a group	522,002		736,019		1,258,021	1.6%

* Less than 1%

(1)

Consists of Common Stock which the named individual or group has the right to acquire within 60 days of March 21, 2022 through (i) the exercise of vested or vesting stock options, (ii) vesting RSUs or (iii) vested or vesting deferred stock units granted under our Non-Employee Director Deferred Compensation Plan.

2022 Proxy Statement	63

Security Ownership of Certain Beneficial Owners and Management

(2)

Consists of shares of Common Stock held by Janus Henderson Group PLC (“Janus Henderson”). Janus Henderson has an indirect 97% ownership stake in Intech Investment Management LLC and a 100% ownership stake in Janus Henderson Investors U.S. LLC (“JHIUS”), Henderson Global Investors Limited and Janus Henderson Investors Australia Institutional Funds Management Limited (each an “Asset Manager” and collectively the “Asset Managers”). Due to the above ownership structure, holdings for the Asset Managers are aggregated. Each Asset Manager is an investment adviser registered or authorized in its relevant jurisdiction and each furnishes investment advice to various fund, individual and/or institutional clients (collectively, “Managed Portfolios”). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, JHIUS may be deemed to be the beneficial owner of 8,028,837 shares of Common Stock held by such Managed Portfolios. However, JHIUS does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The interest of Janus Henderson Enterprise Fund, an investment company registered under the Investment Company Act of 1940, amounted to 4,111,220 shares of Common Stock. This information is based on a Schedule 13G/A filed by Janus Henderson on February 11, 2022 with the SEC. The address of Janus Henderson is 201 Bishopsgate EC2M 3AE, United Kingdom.

(3)	This information is based on a Schedule 13G/A filed by the Vanguard Group, Inc. on February 10, 2022 with the SEC. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

(4)	Includes the transfer of 16,667 shares on March 18, 2022 to a donor advised fund.

(5)	Consists of (i) 5,000 shares of Common Stock held directly and (ii) 35,971 shares of Common Stock held indirectly through a trust for which Mr. Bernard is a trustee and disclaims beneficial ownership.

(6)	Consists of 1,760 shares of Common Stock held indirectly through spouse’s trust. Mr. Glavin disclaims beneficial ownership of such securities.

(7)	Mr. Putnam holds 114,161 shares of Common Stock through James S. Putnam TTEE for Putnam Family Trust Dated 1699 Separate Property Trust.

64	2022 Proxy Statement

Certain Relationships and Related Party Transactions

Certain Relationships and Related Party Transactions

Review, Approval or Ratification of Transactions with Related Persons

In accordance with the charter of the Audit Committee and our written policy, the Audit Committee is responsible for reviewing and approving related party transactions. If it is not feasible to approve related party transactions in advance, the Audit Committee is permitted to ratify such transactions after the Company has entered into them, subject to the procedures and considerations described below.

The policy with respect to related party transactions applies to any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

◾	the aggregate amount involved exceeds or is expected to exceed $120,000;

◾	the Company or any of its subsidiaries is a participant; and

◾	a related person has or will have a direct or indirect interest.

A related person is:

◾	any person who is, or at any time since the beginning of our last fiscal year was, a director or executive officer of the Company, or a nominee for election as a director of the Company;

◾	any beneficial owner of more than five percent of our Common Stock; or

◾	any immediate family member of the foregoing persons.

The Audit Committee is provided with the material facts of all transactions that require the Audit Committee’s approval under the policy. In determining whether to approve or ratify a particular transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

Under the policy, a director is not permitted to participate in any discussion or approval of a transaction for which he or she (or an immediate family member) is the related person, and such director must provide the Audit Committee with all material information concerning the transaction. If an approved transaction is ongoing, the Audit Committee may establish guidelines for management to follow in its dealings with such person and will annually review and assess compliance with such guidelines, and whether the transaction remains appropriate for the Company.

Business Transactions with Certain Stockholders

Janus Henderson Group PLC (“Janus Henderson”) considered itself the direct or indirect beneficial owner of more than five percent of our Common Stock during 2021. The Company has entered into certain agreements in the ordinary course of business with affiliates of Janus Henderson and during the year ended December 31, 2021 received revenue of approximately $5.7 million under such agreements.

2022 Proxy Statement	65

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as Our Independent Registered Public Accounting Firm

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP

by the Audit Committee of the Board of Directors as

Our Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022, and the Board has directed that management submit the appointment of the independent registered public accounting firm for ratification by stockholders at the Annual Meeting. Deloitte has served as our independent registered public accounting firm since 2001.

Although stockholder ratification of the selection of Deloitte is not required by our bylaws or otherwise, upon the recommendation of the Audit Committee, the Board is submitting the appointment of Deloitte to the stockholders for ratification as a matter of good corporate practice. The Board and the Audit Committee believe they have undertaken appropriate steps with respect to oversight of Deloitte’s independence and that the continued retention of Deloitte to serve as our independent registered public accounting firm is in the best interests of the Company and its stockholders.

If the stockholders fail to ratify the appointment, the Audit Committee will reconsider the matter. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Deloitte are expected to be present at the Annual Meeting and will have the opportunity to make a statement and respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

Fees Paid to Independent Registered Public Accounting Firm

Aggregate fees for professional services rendered by Deloitte as of and for the years ended December 31, 2021 and 2020 were as follows:

Type of Services	2021	2020
Audit Fees (1)	$3,963,000	$3,785,900
Audit Related Fees (2)	302,000	395,000
Tax Fees (3)	242,000	133,000
Total	$4,507,000	$4,313,900

(1)

These fees include services performed in connection with the audit of our annual consolidated financial statements included in our annual reports on Form 10-K; the review of our interim condensed consolidated financial statements as included in our quarterly reports on Form 10-Q; and services that are normally provided by Deloitte in connection with statutory and regulatory filings or engagements. The 2021 and 2020 columns include amounts billed in 2022 and 2021, respectively, related to 2021 and 2020 audit fees, respectively.

(2)

These fees are for services provided such as accounting consultations and any other audit and attestation services. The fees include amounts incurred by the Company and paid to Deloitte for services in connection with our financial intermediary compliance and controls assessment and attest report, comfort letters and consents.

(3)

These fees include all services performed for non-audit related tax advice, planning and compliance services. The fees include amounts incurred by the Company and paid to Deloitte for tax compliance and advisory services.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit, audit-related and permissible non-audit services provided by our independent registered public accounting firm. The Audit Committee has also adopted policies and procedures that permit it to delegate its approval of certain engagements to its chair and to pre-approve certain permissible audit, audit-related and non-audit related services (which include tax and consulting services) (“Pre-approved Services”) for a particular year. On an annual basis, the Audit Committee reviews and pre-approves the scope and dollar limits associated with the various Pre-approved Services, as well as an overall pre-approved dollar limit for all engagements with the auditors, for the fiscal year.

66	2022 Proxy Statement

Proposal 2: Ratification of the Appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as Our Independent Registered Public Accounting Firm

Under its policy, the Audit Committee may not delegate its pre-approval authority to management, and its full approval is required (and cannot be delegated) for:

◾	the annual audit engagement;

◾	any engagement for services with proposed fees expected to exceed $200,000; or

◾	all engagements to assess the Company’s internal controls (regardless of expected cost).

Any engagement of the independent auditors for a specific service that does not require pre-approval from the Audit Committee may be pre-approved by the chair of the Audit Committee. Aggregate engagements for services approved in a fiscal year shall be subject to the aggregate dollar limit, and any such engagements will be communicated to the Audit Committee at its next regular scheduled meeting.

The policy also requires that prior to the provision of any tax services or engagements for internal controls, written documentation must be provided by the independent registered public accounting firm describing the scope and nature of the proposed engagement. In addition, the potential effects of the engagement on the auditors’ independence must be discussed with the Audit Committee. With respect to tax services engagements, the auditors must also provide descriptions of the fee structure and any other written agreement or amendment to an existing engagement letter relating to the provision of the tax service, and descriptions of the involvement of any third party.

2022 Proxy Statement	67

Report of the Audit Committee of the Board of Directors

Report of the Audit Committee of the Board of Directors

The Audit Committee of the Board of Directors (the “Audit Committee”) comprises the five directors named below. Each member of the Audit Committee is an independent director (as independence is defined in the listing standards of the Nasdaq Global Select Market and Rule 10A-3 under the Exchange Act with respect to membership on audit committees).

The Audit Committee has adopted a written charter, which has been approved by the Board of Directors. The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management, which has primary responsibility for the consolidated financial statements, and with the Company’s independent registered public accounting firm. The Company’s independent registered public accounting firm is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with generally accepted accounting principles and on the Company’s internal control over financial reporting. The Audit Committee has discussed with the Company’s independent registered public accounting firm, which was Deloitte & Touche LLP and the member firms of Deloitte Touche Tohmatsu (collectively referred to as “Deloitte”) for 2021 and 2020, the matters that are required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”), including Auditing Standard 1301, “Communications with Audit Committees,” as adopted by the PCAOB, as well as Rule 2-07 of Regulation S-X of the SEC-- “Communication with Audit Committees.” Deloitte has also provided to the Audit Committee their communication required by PCAOB Ethics and Independence Rule 3526, “Communications with Audit Committees Concerning Independence,” and the Audit Committee discussed with Deloitte the firm’s independence. The Audit Committee also considered and determined that the provision by Deloitte of non-audit related services in 2021, which consisted of tax advisory services, is compatible with the independence standard. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the consolidated financial statements audited by Deloitte for 2021 and 2020 be included in the Company’s Annual Report on Form 10-K for 2021, and the Audit Committee has appointed Deloitte as the Company’s independent registered public accounting firm for 2022.

H. Paulett Eberhart, Chair Edward C. Bernard William F. Glavin, Jr. Richard P. Schifter Corey E. Thomas

April 8, 2022

68	2022 Proxy Statement

Proposal 3: Approval, in an Advisory Vote, of the Compensation Paid to Our Named Executive Officers

Proposal 3: Approval, in an Advisory Vote, of the Compensation Paid to Our Named Executive Officers

The Compensation Discussion and Analysis beginning on page 30 of this proxy statement describes our executive compensation program and the compensation decisions that the Compensation Committee and Board of Directors made in 2021 with respect to the compensation of our NEOs. The Board of Directors is asking stockholders to cast a non-binding, advisory vote “FOR” the following resolution:

     RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of      Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby      APPROVED.

As we describe in the Compensation Discussion and Analysis, our NEO compensation is designed to closely align the interests of our NEOs with those of our stockholders on both a short-term and long-term basis, and to attract and retain key executives critical to our success.

We urge stockholders to read the Compensation Discussion and Analysis beginning on page 30 of this proxy statement and to review the 2021 Summary Compensation Table and related compensation tables and discussion, appearing on pages 50 through 62, which provide detailed information on the Company’s compensation policies and practices. We believe stockholders should focus on the following areas when reviewing our NEO compensation:

Pay for Performance

Annual Cash Bonus Opportunities. We provide annual cash bonus awards in order to tie a significant portion of the overall cash compensation of each of our NEOs to the achievement of annually established, key short-term corporate objectives and financial goals of the Company, as well as to recognize individual performance. At the beginning of 2021, the Compensation Committee established a bonus funding framework based on an objective financial performance target and the collective achievement of the Company’s five corporate goals for 2021. Each NEO’s individual target award amount was set by the Compensation Committee by reference to market compensation for comparable positions within our peer group as well as the nature of the NEO’s role and responsibilities. By emphasizing executives’ contributions to the Company’s overall performance rather than focusing only on their individual business or function, we believe that these cash bonuses provided a significant incentive to our NEOs to work towards achieving our overall Company objectives.

Long-Term Incentives. The purposes of our long-term equity incentive program are to promote achievement of corporate goals that drive long-term stockholder value, to align the interests of our executive officers and other key employees with our stakeholders and to retain key executives. We provide stock-based, long-term compensation to our NEOs through equity awards under our stockholder-approved equity plans. We believe this long-term incentive compensation, which includes performance stock units keyed to our total shareholder return relative to a predetermined comparator group over a three-year performance period, motivates our NEOs to sustain longer-term financial operational performance and rewards them when such efforts lead to increases in stockholder value.

Alignment with Long-Term Stakeholder Interests

Our executive compensation is weighted towards variable, at-risk pay in the form of annual and long-term incentives, with a large portion of executive compensation tied to long-term performance. In addition, we have adopted:

Equity Ownership Guidelines. We focus our executives on long-term stockholder value by requiring that all executive officers own a significant amount of our equity.

2022 Proxy Statement	69

Proposal 3: Approval, in an Advisory Vote, of the Compensation Paid to Our Named Executive Officers

Performance-Based Annual LTI Awards. In 2021, our annual equity grants to our chief executive officer consisted of 70% PSUs and 30% RSUs (by grant date value), and our annual equity grants to our other NEOs consisted of 60% PSUs and 40% RSUs (excluding any sign-on equity grant). We believe that this blended approach aligned with our pay-for-performance principles and provided appropriate incentives for long-term stockholder value creation while also serving as a retention tool for the Company. The use of PSUs puts appropriate focus on long-term alignment and pay relative both to market peers and stockholder returns.

Recoupment Policy. We have adopted a recoupment policy that permits the Compensation Committee, in the event of a restatement of the Company’s financial statements due to material noncompliance with financial reporting requirements under the securities laws, to review the annual cash bonuses, performance-based compensation and time-based equity and equity-based awards awarded or paid to executive officers during the three-year period preceding the announcement by the Company of its obligation to restate its financial statements. If the amount of the annual cash bonuses or performance-based compensation received would have been lower had the level of achievement of applicable financial performance goals been calculated based on such restated financial results, the Compensation Committee may seek reimbursement from any of the covered executives in the amount of the excess compensation awarded or paid.

Anti-Hedging and Anti-Pledging Policy. We believe that hedging transactions may permit executives to own Company securities obtained through our executive compensation program or otherwise without the full risks and rewards of ownership. When that occurs, an executive may no longer have the same objectives as the Company’s other stockholders. As a result, we have adopted a policy, included within our Insider Trading Policy and applicable to all employees, officers, directors and consultants of the Company, which prohibits short sales, hedging or engaging in monetization transactions, including through the use of puts and call options, collars, exchange funds, prepaid variable forwards, and equity swaps. The policy also prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan, because a margin or foreclosure sale may occur when an executive is aware of material nonpublic information or otherwise not permitted to trade.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

70	2022 Proxy Statement

Stockholder Proposals and Other Matters

Stockholder Proposals and Other Matters

Stockholder Proposals for Inclusion in 2023 Proxy Materials

To be eligible for inclusion in the proxy materials for our 2023 annual meeting, stockholder proposals must be received by our corporate secretary no later than Friday, December 9, 2022. Proposals should be sent to the Board of Directors, care of Corporate Secretary, LPL Financial Holdings Inc., 75 State Street, 22nd Floor, Boston, MA 02109, and follow the procedures required by SEC Rule 14a-8.

Stockholder Director Nominations for Inclusion in 2023 Proxy Materials Using Proxy Access

Our bylaws provide for proxy access by permitting a stockholder, or a group of up to 20 stockholders, that has owned at least three percent of our Common Stock continuously for three years to nominate and include in the Company’s annual meeting proxy materials the greater of two directors or twenty percent of the Board, provided that the stockholders and nominees satisfy the requirements specified in the bylaws. In accordance with our bylaws, a stockholder or group of stockholders that wishes to nominate any director candidates using proxy access must provide a notice of proxy access nomination (containing the information specified in our bylaws regarding the stockholder and the nominee or nominees) to our corporate secretary:

◾	not less than 90 nor more than 120 days prior to the anniversary of the date that the Company issued its proxy statement for the previous year’s annual meeting of stockholders; or

◾

if the date of the annual meeting of stockholders is more than 30 days earlier or more than 60 days later than the anniversary date of the most recent annual meeting of stockholders, then not later than the close of business on the 10th day after public announcement of the meeting date.

Accordingly, to comply with the above requirements and the SEC’s universal proxy rules and therefore be eligible for inclusion in the proxy materials for our 2023 annual meeting, a notice of proxy access nomination must be received no earlier than Monday, December 9, 2022 and no later than Saturday, January 8, 2023.

Stockholder Director Nominations and Other Stockholder Proposals for Presentation at the 2023 Annual Meeting, but not for Inclusion in Proxy Statement

In accordance with our bylaws, written notice of stockholder nominations to the Board of Directors and any other business proposed by a stockholder that is not to be included in the proxy statement must be delivered to our corporate secretary not less than 90 nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Accordingly, to comply with these requirements and the SEC’s universal proxy rules, any stockholder who wishes to have a director nomination or other business considered at the 2023 annual meeting that is not to be included in the proxy statement must deliver a written notice (containing the information specified in our bylaws regarding the stockholder and the proposed action) to our corporate secretary between Wednesday, January 18, 2023 and Friday, February 17, 2023.

SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise stockholders how management intends to vote. Management knows of no matter to be brought before the Annual Meeting that is not referred to in the Notice. If any other matters properly come before the Annual Meeting, we intend that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

Policy with Respect to the Consideration of Director Candidates Recommended or Nominated by Stockholders

The Nominating and Governance Committee will consider director candidates recommended by stockholders in accordance with our bylaws. For a stockholder to make any nomination for election to the Board of Directors at an annual meeting, the stockholder must provide notice and certain information about the recommending stockholder and the nominee to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices:

◾	no later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day, prior to the

2022 Proxy Statement	71

Stockholder Proposals and Other Matters

anniversary date of the prior year’s annual meeting; or

◾

if there was no annual meeting in the prior year or if the date of the current year’s annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, on or before 10 days after the day on which the date of the current year’s annual meeting is first disclosed in a public announcement.

Submissions must be in writing and addressed to the Nominating and Governance Committee, care of Corporate Secretary, LPL Financial Holdings Inc., 75 State Street, 22nd Floor, Boston, Massachusetts 02109. Electronic submissions will not be considered.

72	2022 Proxy Statement

Other Information

Other Information

Copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, including the financial statements and financial statement schedules, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, are available on our website at www.lpl.com or on the website maintained by the SEC at www.sec.gov. Printed copies of these materials are available free of charge (except for the costs of duplication and mailing in the case of exhibits to such documents) to stockholders who request them in writing from our corporate secretary at LPL Financial Holdings Inc., 75 State Street, 22nd Floor, Boston, Massachusetts 02109, or by calling our offices at (617) 423-3644, extension 4574. Information on our website or hyperlinked to it is not incorporated by reference into this proxy statement.

2022 Proxy Statement	73

Appendix A: Non-GAAP Measures

Non-GAAP Financial Measures

We believe that presenting certain non-GAAP measures by excluding or including certain items can be helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects, and valuation. We use this non-GAAP information internally to evaluate operating performance and to formulate the budget for future periods. We believe that the non-GAAP measures and metrics discussed below are appropriate for evaluating the performance of the Company for compensation-related purposes.

Gross Profit

Gross profit is defined as total revenue less advisory and commission expense and brokerage, clearing and exchange expense. All other expense categories, including depreciation and amortization of property and equipment and amortization of other intangibles, are considered by management to be general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers its gross profit amounts to be non-GAAP financial measures that may not be comparable to those of others in its industry. We believe that gross profit amounts can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature. Set forth below is a reconciliation of the Company’s Gross Profit for the years ended December 31, 2021, 2020 and 2019.

Core G&A

Core G&A is defined as total expense, which was $7.1 billion for the year ended December 31, 2021, excluding the following expenses: advisory and commission; depreciation and amortization; interest expense on borrowings; brokerage, clearing and exchange; amortization of other intangibles; loss on extinguishment of debt; promotional; acquisition costs; employee share-based compensation; and regulatory charges. Management presents Core G&A because it believes Core G&A reflects the corporate expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as advisory and commission expense, or which management views as a promotional expense necessary to support advisor growth and retention, including conferences and transition assistance. Core G&A is not a measure of the Company’s total expense as calculated in accordance with GAAP. Set forth below is a reconciliation of the Company’s total expense to Core G&A for the years ended December 31, 2021, 2020, and 2019.

EBITDA

EBITDA is defined as net income plus interest expense on borrowings, provision for income taxes, depreciation and amortization, and amortization of other intangibles. We believe that EBITDA can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. Set forth below is a reconciliation of the Company’s net income to EBITDA for the years ended December 31, 2021, 2020 and 2019.

Adjusted EBITDA

Adjusted EBITDA is defined as EBITDA, further adjusted to exclude certain non-cash charges. We believe that Adjusted EBITDA can be a useful financial metric in assessing our historical operating performance from period to period by excluding certain items that we believe are not representative of our core business. Set forth below is a reconciliation of the Company’s net income to Adjusted EBITDA for the years ended December 31, 2021, 2020 and 2019.

Set forth below is a reconciliation of Gross Profit for the periods presented (in thousands):

	Years Ended December 31,
	2021	2020	2019
Total revenue	$7,720,830	$5,871,640	$5,624,856
Advisory and commission expense	5,180,090	3,697,147	3,388,186
Brokerage, clearing and exchange expense	86,023	71,185	64,445

Gross Profit	$2,454,717	$2,103,308	$2,172,225

74	2022 Proxy Statement

Appendix A: Non-GAAP Measures

Set forth below is a reconciliation of the Company’s total expense to Core G&A for the periods presented (in thousands):

	Years Ended December 31,
	2021	2020	2019
Total expense	$7,119,501	$5,245,567	$4,883,021
Advisory and commission	5,180,090	3,697,147	3,388,186
Depreciation and amortization	151,428	109,732	95,779
Interest expense on borrowings	104,414	105,765	130,001
Brokerage, clearing and exchange	86,023	71,185	64,445
Amortization of other intangibles	79,260	67,358	65,334
Loss on extinguishment of debt	24,400	—	3,156

Total general and administrative expense	1,493,886	1,194,380	1,136,120

Promotional	288,016	208,250	205,537
Acquisition costs	76,388	—	—
Employee share-based compensation	41,844	31,650	29,866
Regulatory charges	29,430	29,373	32,304

Core G&A	$1,058,208	$925,107	$868,413

Set forth below is a reconciliation of the Company’s net income to EBITDA and Adjusted EBITDA for the periods presented (in thousands):

	Years Ended December 31,
	2021	2020	2019
Net income	$459,866	$472,640	$559,880
Interest expense on borrowings	104,414	105,765	130,001
Provision for income taxes	141,463	153,433	181,955
Depreciation and amortization	151,428	109,732	95,779
Amortization of intangible assets	79,260	67,358	65,334

EBITDA	936,431	908,928	1,032,949

Employee share-based compensation (1)	41,844	31,650	29,872
Other (2)	68,662	5,716	6,289

Adjusted EBITDA	$1,046,937	$946,294	$1,069,110

(1)

Represents share-based compensation expense for equity awards granted to employees, officers, and directors. Such awards are measured based on the grant-date fair value and recognized over the requisite service period of the individual awards, which generally equals the vesting period.

(2)

Other includes acquisition costs incurred to setup, onboard and integrate acquired entities; the loss on extinguishment of debt; and adjustments to exclude the impact of the Waddell & Reed Acquisition and costs to integrate CUNA Brokerage Services, Inc.

2022 Proxy Statement	75

LPL FINANCIAL HOLDINGS INC. 75 STATE STREET, 22ND FLOOR BOSTON, MASSACHUSETTS 02109, UNITED STATES SCAN TO VIEW MATERIALS &VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Eastern Time on May 17, 2022. Follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Eastern Time on May 17, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D66342-P67264 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY LPL FINANCIAL HOLDINGS INC. The Board of Directors recommends you vote FOR each of the nominees listed in Proposal 1 and FOR Proposals 2 and 3. 1. Elect the nine nominees named in the proxy statement to the Board of Directors of LPL Financial Holdings Inc. (the “Company”). Nominees: For Against Abstain 1a. Dan H. Arnold [    ] [    ] [    ] 1b. Edward C. Bernard [    ] [    ] [    ] 1c. H. Paulett Eberhart [    ] [    ] [    ] 1d. William F. Glavin Jr. [    ] [    ] [    ] 1e. Allison H. Mnookin [    ] [    ] [    ] 1f. Anne M. Mulcahy [    ] [    ] [    ] 1g. James S. Putnam [    ] [    ] [    ] 1h. Richard P. Schifter [    ] [    ] [    ] 1i. Corey E. Thomas [    ] [    ] [    ] Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. For Against Abstain 2. Ratify the appointment of Deloitte & Touche LLP by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. [    ] [    ] [    ]3. Approve, in an advisory vote, the compensation paid to the Company’s named executive officers. [    ] [    ] [    ] NOTE: Such other business as may properly come before the meeting or any adjournment thereof will be voted on by the proxy holders in their discretion. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. D66343-P67264 LPL Financial Holdings Inc. Notice of 2022 Annual Meeting of Stockholders Proxy Solicited by the Board of Directors for the 2022 Annual Meeting of Stockholders — May 18, 2022 Matthew J. Audette and Gregory M. Woods, and each of them with power to act without the other and with power of substitution (the “Proxies”), are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”) of LPL Financial Holdings Inc. (the “Company”) to be held on May 18, 2022 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1 and FOR Proposals 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. (Items to be voted appear on reverse side)